UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CAPITAL ONE FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF CAPITAL ONE FINANCIAL CORPORATION’S

2006 ANNUAL STOCKHOLDER MEETING

Date	Thursday, April 27, 2006

Time	10:00 am

Place	Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102

Items of Business

As a stockholder, you will be asked to:

•      Elect three directors

•      Ratify the appointment of Ernst & Young LLP as independent auditors for 2006

•      Approve the Amended and Restated Capital One 2004 Stock Incentive Plan

•      Consider a stockholder proposal, described in this proxy, if presented at the meeting

•      Conduct any other business properly brought before the meeting

Record Date	You may vote if you were a stockholder of record as of the close of business on February 28, 2006

Proxy Voting	Your vote is important. You may vote your shares by Internet, telephone or mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote by telephone or via the Internet, you do not need to send in your proxy card. By following the voting instructions, your shares may be voted even if you choose not to attend the meeting. If you prefer to vote in person at the Annual Meeting or change your proxy vote before or at the meeting, you may do so.

Annual Meeting Admission	Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. A valid picture identification and proof of stock ownership must be presented in order to attend the meeting. If you hold Capital One stock in a brokerage account (“street name”), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

We will discuss Capital One’s business and financial results for 2005 and answer any questions you may have. We have also enclosed Capital One’s 2005 Annual Report, including consolidated financial statements, with this Notice and Proxy Statement. You may also access the 2005 Annual Report on the Investors section of Capital One’s website at www.capitalone.com.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr. Corporate Secretary

Capital One Financial Corporation 1680 Capital One Drive McLean, VA 22102

March 22, 2006

SECTION I – PROXY STATEMENT

Why did I receive these proxy materials?

The Board of Directors of Capital One Financial Corporation (“Capital One” or the “Company”) is providing you these materials in connection with Capital One’s 2006 Annual Stockholder Meeting. As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business outlined in this proxy statement.

Can I attend the Annual Meeting?

If you held Capital One shares as of the close of business on February 28, 2006, the record date for the Annual Meeting, you can attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid picture identification and proof of stock ownership. If you hold Capital One stock in a brokerage account (“street name”), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Am I entitled to vote?

In order for you to be able to vote your Capital One shares, our records must show that you held your shares as of the close of business on February 28, 2006. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting. Cumulative voting for the election of directors is not permitted. On February 28, 2006, there were 301,799,705 shares of Capital One’s common stock issued and outstanding.

How do I vote?

You may vote using any of the following methods:

•	By mail

•	By telephone

•	On the Internet, or

•	In person at the Annual Meeting.

The individuals identified on the proxy card will vote your shares as you designate when you cast your vote by signing and mailing the proxy card, by telephone or via the Internet. If you submit a duly executed proxy card but do not specify how you wish to vote your shares, the proxy holders will vote your shares in favor of Items 1, 2 and 3, and against Item 4 on the proxy card and at their discretion for any other matters properly submitted to a vote at the meeting.

How do I vote by mail?

Complete, sign and date the proxy card or voting instruction card enclosed with this proxy statement and return it in the enclosed prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

How do I vote by telephone or on the Internet?

You can also vote by telephone or electronically via the Internet. The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to vote your shares or give voting instructions, and to confirm that your instructions have been properly recorded. If you hold shares registered in your own name through Capital One’s stock transfer agent, Computershare, N.A. (“Computershare”), formerly known as EquiServe Trust Company, N.A., you may vote telephonically by calling 877-PRX-VOTE (877-779-8683) or electronically via the Internet at www.eproxyvote.com/cof.

If you hold Capital One stock in “street name” through a broker, bank or other nominee participating in the ADP program (see below), you may vote those shares by calling the telephone number or via the Internet as set forth on the voting form that your bank or brokerage firm provided you with this proxy statement.

Votes submitted telephonically or via the Internet through the ADP program or Computershare’s program must be received by 11:59 PM (EST) on April 26, 2006.

Please be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by you.

How do I vote in person?

All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold Capital One shares through a broker, bank or other nominee, you must obtain a legal proxy from that institution and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

How do I vote my 401(k) shares?

If you participate in the Capital One Associate Savings Plan (the “Savings Plan”), you may vote the number of shares equivalent to your interest in the Capital One Pooled Stock Fund as credited to your account on the record date. You may vote by giving instructions to Ameriprise Financial, Inc., the trustee, via the voting instruction card being mailed with this proxy statement to plan participants, by telephone or via the Internet. The trustee will vote your shares in accordance with your duly executed instructions received by April 26, 2006. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Capital One’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, the 2005 Annual Report and the proxy card have been sent directly to you by Capital One. As the stockholder of record, you have the right to grant your voting proxy directly to Capital One or to a third party, or to vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or other holder of record, you are considered the “beneficial owner” of shares held in “street name”. The proxy materials have been forwarded to you by your broker, bank or other holder. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Your broker, trustee or nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions, but with respect to any non-routine matter over which the broker, trustee or nominee does not have discretionary voting power, such as the approval of an equity compensation plan, your shares will not be voted without your specific voting instructions. If you hold your shares in “street name”, you, the beneficial owner, are not the stockholder of record, and therefore you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Can I revoke my proxy?

If your shares are held in street name you may revoke any proxy that you have previously granted or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Capital One’s Corporate Secretary at the address on the Notice of Annual Meeting;

•	Executing and delivering to the Corporate Secretary a later-dated proxy; or

•	Attending the meeting and voting in person.

If you are a beneficial owner, you must contact the brokerage firm or bank that holds your shares if you wish to revoke or change voting instructions that you have provided.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices located at 1680 Capital One Drive, McLean, Virginia, 22102. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the stockholders list prior to the Annual Meeting.

How much did the solicitation cost?

This proxy statement and the proxy card are being mailed and made available on the Internet at Capital One’s website at www.capitalone.com on or about March 24, 2006. The cost of preparing, assembling and mailing the proxy card, this proxy statement, and other enclosed materials, and all clerical and other expenses of solicitations will be at the expense of Capital One. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses.

Who will count the vote?

Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed a representative of Computershare to serve as the Inspector of Elections.

Can I get Capital One’s proxy materials delivered to me electronically next year?

If you vote electronically via the Internet, you can consent to electronic delivery of future Capital One proxy statements, proxy cards and annual reports by responding affirmatively to the request for your consent when prompted. See “How do I sign up to receive the proxy materials electronically?” on the next page for additional information. If you consent and Capital One delivers some or all of its future annual meeting materials to you by electronic mail or by posting materials to the Internet, you will not receive paper copies of these materials through the mail in the future. Because electronic delivery could save Capital One a portion of the costs associated with printing and mailing materials, we encourage you to consent to electronic delivery. We hope that you find this service convenient and useful.

If you consent to electronic delivery and Capital One elects to deliver future proxy materials and/or annual reports to you electronically, then Capital One will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them.

How do I sign up to receive the proxy materials electronically?

If you hold shares at a brokerage firm or bank participating in the ADP program, you can submit your consent to electronic delivery at the website www.investordelivery.com. If you hold shares in your own name that are registered with Computershare, you can submit your consent at the website www.econsent.com/cof. Your consent will be effective until you revoke it.

By consenting to electronic delivery, you are stating to Capital One that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because Capital One may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

What is “householding”?

The SEC has adopted rules regarding the delivery of disclosure documents to stockholders sharing the same address. This rule benefits both you and Capital One. It reduces the volume of duplicate information received at your household and helps Capital One reduce a portion of our printing and mailing costs. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of Capital One’s proxy materials. If you would like separate copies, please contact Capital One’s Investor Relations department at our address on the front cover of this proxy statement, or by telephone at (703) 720-1000, and we will promptly deliver the requested copies. If you would like to receive separate copies of future Capital One proxy statements and annual reports, or if you are currently receiving multiple copies and would like to request householding in the future, please contact your broker or Capital One’s Investor Relations department.

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast.

What are the Board’s recommendations?

Unless you give other instructions when you return your proxy card, the individuals named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors as follows:

•	For election of the nominated slate of directors (see page 36);

•	For ratification of the selection of Ernst & Young LLP as Capital One’s independent auditors for 2006 (see page 37);

•	For approval of Capital One’s Amended and Restated 2004 Stock Incentive Plan (see page 38); and

•	Against the stockholder proposal (see page 46).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What vote is necessary to approve each item?

Item 1 on the proxy card requests your vote for the three directors who are candidates for election this year. You may cast or withhold your vote for each of the nominees. The affirmative vote of a plurality of the votes cast at the meeting is required to elect directors. A decision to withhold authority to vote will be counted for purposes of determining whether there is a quorum.

On December 9, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election for consideration by the Governance and Nominating Committee. The Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether or not to accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. A copy of this policy is attached as Appendix B to this proxy statement. For more information on this policy, see page 47 of this proxy statement.

Item 2, the ratification of the selection of Ernst & Young LLP as Capital One’s independent auditors for 2005; Item 3, the approval of the Amended and Restated Capital One’s 2004 Stock Incentive Plan; and Item 4, the consideration of a stockholder proposal, will be approved if a majority of the votes cast on each proposal are voted in favor of such proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Item 2, Item 3 and Item 4.

Under NYSE rules, if you hold your shares through a broker and you do not submit a proxy, your broker will have discretionary authority to vote your shares according to the recommendations of Capital One’s Board of Directors for each Item presented at the Annual Meeting, with the exception of Item 3 and Item 4. Brokers are not permitted to exercise discretionary authority with respect to Item 3 and Item 4. If you do not submit a proxy, therefore, your broker may vote your shares in favor of Items 1 and 2, and your broker may not vote your shares with respect to Item 3 and Item 4.

SECTION II – GOVERNANCE OF CAPITAL ONE

Corporate Governance – General

Capital One is committed to strong corporate governance. Our governance practices not only fully comply with all governance laws, rules and regulations, including the Sarbanes-Oxley Act of 2002 and NYSE listing standards, but also incorporate many emerging trends as a key component of Capital One’s controls and governance program. The Board of Directors believes that these practices are the key to the continued financial success and growth of Capital One.

Corporate Governance Principles

We believe that sound corporate governance is important to the ethical and effective functioning of the Board, its committees and Capital One as a whole. It is also critical to preserving the trust of our stakeholders, including investors, employees, customers, suppliers, governmental entities and the general public.

The Board of Directors has therefore adopted Corporate Governance Principles to formalize the Board’s governance practices and its view of effective governance. The Board of Directors monitors governance developments and practices and reviews the Corporate Governance Principles at least annually to ensure Capital One continues to implement effective governance practices. Capital One’s Corporate Governance Principles are available free of charge on the corporate governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary.

Code of Business Conduct and Ethics

Capital One is committed to maintaining a reputation for honesty, fair dealing and integrity. This can only be achieved if the Board of Directors and all employees conduct their business affairs with the utmost integrity and ethical commitment. The purpose of Capital One’s Code of Business Conduct and Ethics is to guide ethical actions and working relationships by Capital One’s directors, officers and employees with investors, current and potential customers, fellow employees, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors has therefore adopted the Code of Conduct, which applies to all Capital One directors and associates, including Capital One’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. The Code of Conduct, as amended from time to time, is available free of charge on the corporate governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary. Capital One posts on its website any waiver under the Code of Conduct granted to any of its directors or executive officers and will disclose such waivers through a filing with the Securities and Exchange Commission on Form 8-K within four business days of the granting of the waiver.

Board Composition and Meetings

The Board of Directors oversees Capital One’s business and directs its management. The Board does not involve itself with the day-to-day operations and implementation of the business. Instead, the Board meets periodically with management to review Capital One’s performance, risks and business strategy. Directors regularly consult with management to keep themselves informed about Capital One’s progress. The full Board met eleven times during 2005. Each director attended at least 75% of the aggregate of the meetings of the Board and the committees on which the director served during the year. The independent directors on the Board meet in executive session (without the presence of management) at least five times each year.

Capital One expects all of its directors to attend the Annual Meeting. In 2005, all directors then serving attended the Annual Meeting.

Director Independence

The Board has assessed whether each of its non-employee members is “independent” under Capital One’s Director Independence Standards, as described below. These standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Principles, incorporate, among other things, the director independence requirements included in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. The Governance and Nominating Committee of the Board is responsible for assessing the independence and qualifications of the members of the Board and makes recommendations thereon to the full Board. The Board has determined that Mr. Campbell, Mr. Dietz, Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Leroy, Mr. Shattuck and Mr. Westreich are each independent under the Standards and (i) has no relationships with Capital One other than as a director or stockholder of Capital One or (ii) only has relationships with Capital One that are deemed to be “immaterial” under the standards.

Director Independence Standards

A director qualifies as independent from management for purposes of service on the Board and its committees if the Board has determined that the director has no material relationship with Capital One, either directly or as a partner, stockholder or officer of an organization that has a relationship with Capital One. “Material relationships” include those described in the standards below. In addition, if any relationship or transaction of a type not specifically mentioned in these standards exists, the Board, taking into account all relevant facts and circumstances, may determine that the existence of such other relationship or transaction is material and could impair the director’s exercise of independent judgment.

Directors must notify the Board of any change in circumstances that may place his or her independence at issue. If so notified, the Board will reevaluate, as promptly as practicable thereafter, such director’s independence.

Material Relationships: Any transaction or relationship described below is presumed material for purposes of the Board’s determination of whether a director is independent:

•	The director is, or has been within the last three years, an employee of Capital One or any of its consolidated subsidiaries or an immediate family member is, or has been within the last three years, an executive officer of Capital One.

•	The director has received, or has an immediate family member (as defined in the listing standards of the NYSE) who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from Capital One, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member is a current partner of Capital One’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Capital One’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Capital One’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Capital One for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	If the director serves on Capital One’s Audit and Risk Committee, then he or she (i) does not accept any consulting, advisory or other compensatory fee from Capital One, directly or indirectly, other than in such director’s capacity as a member of the Board of Directors and any Committee; and (ii) is not an affiliated person (as defined under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) of Capital One.

Immaterial Relationships: Any transaction or relationship described below is presumed immaterial for purposes of the Board’s determination of whether a Director is independent:

•	Any relationship between Capital One and an entity where a director serves solely as a non-management director.

•	Any transaction between Capital One and a director, a director’s primary business affiliation, a director’s immediate family member, or such immediate family member’s primary business affiliation, that does not fall under any of the tests listed above and that meets the following criteria: (i) the transaction was in the ordinary course of business of Capital One; (ii) the transaction was on substantially the same terms (including, if applicable, interest rates and collateral) as those prevailing at the time for comparable transactions by Capital One with non-affiliated persons; and (iii) if such transaction involved an extension of credit, Capital One followed credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions by Capital One with non-affiliated persons, the extension of credit was made in compliance with applicable law (including Regulation O of the Board of Governors of the Federal Reserve System and the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) and the extension of credit does not involve more than the normal risk of repayment or present other unfavorable features.

•	Any transaction involving discretionary contributions by Capital One (excluding for this purpose matching funds paid by Capital One as a result of contributions by the director) to a not-for-profit organization, foundation or university in which a director serves or has within the past three years served as an executive officer which does not exceed the greater of $1 million or 2% of that entity’s charitable receipts.

The Board will deem these standards automatically updated to reflect any changes made to the NYSE listing standards and interpreted in the same manner as such rules.

Related Party Transactions

Capital One had no reportable related party transactions in 2005.

Committees of the Board

In order to assist it in fulfilling its functions, the Board of Directors conducts business through four committees: the Audit and Risk Committee, the Compensation Committee, the Governance and Nominating Committee and the Finance and Trust Oversight Committee. Pursuant to our Corporate Governance Principles and applicable law, the Audit and Risk, Compensation, and Governance and Nominating Committees are comprised solely of independent directors. The chair of each committee determines the frequency, length and agenda of meetings for his or her committee in accordance with such committee’s charter and in consultation other members of the committee and with appropriate members of management, and establishes an annual calendar of topics for consideration by the committee. The chair of each committee may also seek comments on key issues from other directors who are not on the committee, and reports on committee activities to the full Board. Below is a description of each committee.

Audit and Risk Committee

Description	The Audit and Risk Committee is generally responsible for overseeing Capital One’s accounting, financial reporting, internal controls and risk assessment and management processes.

Key Responsibilities

•      Monitor the integrity of Capital One’s financial statements and internal controls;

•      Monitor Capital One’s compliance with legal and regulatory requirements;

•      Review the qualifications, independence and performance of Capital One’s independent auditor;

•      Appoint, compensate, retain and oversee Capital One’s independent auditor;

•      Assess the performance of Capital One’s internal auditor; and

•      Monitor the processes by which management assesses and manages risk.

Financial Expert	Although other members of the Audit and Risk Committee may qualify as “audit committee financial experts” under the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder, the Board has designated Mr. Dietz as the “audit committee financial expert.”

Charter	In January 2006, the Board of Directors and the Audit and Risk Committee re-approved the committee’s amended and restated Charter, which was filed as Appendix A to Capital One’s 2005 proxy statement.

2005 Meetings	During 2005, the Audit and Risk Committee met 14 times.

Compensation Committee

Description	The Compensation Committee assists the Board by managing and monitoring officer titles and compensation; overseeing and recommending benefit plans for the associates of Capital One for the approval of the Board; recommending compensation and benefit plans for the directors, the Chief Executive Officer and senior management to the Board’s independent directors; and producing the report on executive compensation for inclusion in this proxy statement.

Key Responsibilities

•      Recommend director compensation;

•      Recommend officers for election or re-election or the manner in which such officers will be chosen;

•      Evaluate and recommend to the independent directors the Chief Executive Officer’s compensation in light of the committee’s assessment of his performance and anticipated contributions with respect to Capital One’s strategy and objectives;

•      Recommend the hiring, promotion, titling, salary levels, incentive awards and termination arrangements for senior management, other than the Chief Executive Officer, to the independent directors of the Board;

•      Oversee other compensation and benefit programs and recommend benefit plans to the Board for approval; and

•      Administer Capital One’s 2004 Stock Incentive Plan, the Stock Purchase Plans and other employee benefit plans.

Charter	In January 2006, the Board of Directors and the Compensation Committee re-approved the committee’s amended and restated Charter.

2005 Meetings	During 2005, the Compensation Committee met 6 times.

Governance and Nominating Committee

Description	The Governance and Nominating Committee assists the Board of Directors with respect to a variety of corporate governance matters and practices.

Key Responsibilities

•      Advise the Board on its organization, membership and function;

•      Identify and recommend director nominees and the structure and membership of each committee of the Board;

•      Advise and recommend action on corporate governance matters applicable to Capital One; and

•      Oversee the Board’s and the Chief Executive Officer’s annual evaluation process.

Presiding Director	The Chair of the Governance and Nominating Committee, currently Mr. Gross, presides at executive sessions of non-management directors. Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Chair of the Governance and Nominating Committee. Detailed information on how to contact the Presiding Director is contained in the section entitled “How to Contact the Board and the Presiding Director.”

Charter	In January 2006, the Board of Directors and the Governance and Nominating Committee re-approved the committee’s amended and restated Charter.

2005 Meetings	During 2005, the Governance and Nominating Committee met 5 times.

Finance and Trust Oversight Committee

Description	The Finance and Trust Oversight Committee assists the Board of Directors in overseeing Capital One’s management of liquidity, capital and financial risks, as well as the trust activities of Hibernia National Bank, a subsidiary of Capital One.

Key Responsibilities

•      Monitor Capital One’s significant capital and funding transactions;

•      Monitor liquidity and financial risks, as well as Capital One’s fiduciary activities and exposures;

•      Oversee Capital One’s debt funding and capital programs;

•      Oversee establishment and monitor execution of Capital One’s wholesale and retail funding plans;

•      Recommend the payment of dividends on Capital One’s common stock to the Board of Directors;

•      Exercise general oversight of the trust activities of Capital One’s subsidiary banks; and

•      Report on the committee’s oversight of market and liquidity risks to the Audit and Risk Committee annually.

Charter	In July 2005, the Board of Directors and the Finance and Trust Oversight Committee approved the committee’s amended and restated Charter, which became effective upon the consummation of Capital One’s merger with Hibernia Corporation on November 16, 2005.

2005 Meetings	During 2005, the Finance and Trust Oversight Committee met 4 times.

Committee Membership

The table below provides a summary of the Board’s current committee structure, membership and related information.

		Chairperson	Member	Audit Committee Financial Expert
	Audit and Risk Committee	Compensation Committee	Finance and Trust Oversight Committee	Governance and Nominating Committee

E.R. Campbell

W. Ronald Dietz

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Pierre E. Leroy

Mayo A. Shattuck, III

Stanley I. Westreich

Committee’s Charters

Copies of charters of each Committee are available free of charge on the Corporate Governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary at the address set forth on the Notice of Annual Stockholder Meeting.

Director Nomination Process

The Governance and Nominating Committee considers and makes recommendations to the Board concerning nominees to create or fill open positions within the Board. It is Capital One’s policy that stockholders may propose nominees for consideration by the committee by submitting the names and other relevant information to the Corporate Secretary, with a copy to the chair of the committee, at the address set forth on the Notice of Annual Stockholder Meeting.

Director candidates, other than current directors, may be interviewed by the chair of the Governance and Nominating Committee, other directors, the Chief Executive Officer and/or other members of senior management. The committee considers the criteria described below, as well as the results of interviews and any background checks the committee deems appropriate, in making its recommendation to the Board. The committee also considers current directors for re-nomination in light of the criteria described below and their past and potential contributions to the Board.

Consideration of Director Nominees

All director candidates, including those recommended by stockholders, are evaluated on the same basis. These criteria include:

•	Candidates will represent diversity of experience and possess a strong educational background, substantial tenure and breadth of experience in leadership capacities, and business and financial acumen.

•	Candidates may also be selected for their background relevant to the Company’s business strategy, their understanding of the intricacies of a public company, their international business background, and for their experience in risk management.

•	Other relevant criteria may include a reputation for high personal and professional ethics, integrity and honesty, good character and judgment, the ability to be an independent thinker, diversity of background and perspective and an inquisitive and objective viewpoint.

The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of Capital One’s business.

New Directors elected during 2005

In 2005, the Board elected two new members. The Governance and Nominating Committee engaged the services of an independent recruiting firm in identifying, contacting and recommending Mr. Leroy for election to the Board in September 2005. The Board is authorized to engage one or more firms, at Capital One’s expense, to provide similar services in the future. Mr. Campbell, former Chair of the Board of Directors of Hibernia Corporation, joined the Board in November 2005 as part of Capital One’s acquisition of Hibernia. The committee and the Board approved Mr. Campbell’s appointment to the Board after evaluating his qualifications in accordance with the criteria described above.

How to Contact the Board and the Presiding Director

Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Presiding Director, care of the Corporate Secretary, at the address below:

Chair of Governance and Nominating Committee

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Communications may also be sent to individual directors at the same address.

The Corporate Secretary reviews all communications sent to the Board, committees, or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the non-management directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit and Risk Committee and Capital One’s Chief Internal Auditor, Mr. Thomas Emerson. Other communications are referred to the Presiding Director, the chair of the appropriate committee, and/or the specified director, as applicable.

Information about our Directors and Executive Officers

Capital One’s current executive officers and directors who are nominated for election or who are continuing to serve their terms after the annual stockholder meeting are listed with a brief description of their business experience for the past five years.

Directors

Richard D. Fairbank, 55

Chairman, Chief Executive Officer and President

Mr. Fairbank has been Chairman of the Board of Directors of Capital One since February 28, 1995. He has been Chief Executive Officer and a director since July 26, 1994 and has additionally served as President since April 24, 2003. Mr. Fairbank is Chairman of the Board of Directors of Capital One’s four principal subsidiaries, Capital One Bank, Capital One, F.S.B. (the “Savings Bank”), Capital One Auto Finance, Inc. (“COAF”), and Hibernia National Bank. He is Chief Executive Officer of Capital One Bank and the Savings Bank. Mr. Fairbank is also a director of MasterCard, U.S. Region and of MasterCard International, Inc.

Edward R. “Bo” Campbell, 65

Director

Prior to the merger with Capital One, Mr. Campbell was Chairman of the Board of Hibernia Corporation and Hibernia National Bank. Mr. Campbell had served as a director of Hibernia Corporation since 1994. Upon closing of the merger, Mr. Campbell became a director of Capital One, and continued to be a director of Hibernia National Bank. He is active in oil and gas, and land and timber investments.

W. Ronald Dietz, 63

Director

Mr. Dietz is a director and President of W.M. Putnam Company, a nationwide provider of both outsourced facilities management services to companies with networks of smaller offices as well as the outsourced supply and internal distribution of office consumables to large companies. Mr. Dietz joined W.M. Putnam Company in January 2002. Mr. Dietz is also Managing Partner of Customer Contact Solutions, LLC, an advisory firm providing a broad range of customer treatment and strategic advice. He has been a director of Capital One since February 28, 1995. Mr. Dietz is also a director of the Savings Bank and a director of Hibernia National Bank.

Patrick W. Gross, 61

Director

Mr. Gross is Chairman of The Lovell Group, a private business and technology advisory and investment firm, which he joined in October 2002. Mr. Gross is a founder of, and served in a variety of positions from 1970 to 2002 at, American Management Systems, Inc., an information technology consulting, software development, and systems integration firm. He has been a director of Capital One since February 28, 1995. He is also a director of the Savings Bank and of Hibernia National Bank. Mr. Gross is a director of Computer Career Education Corporation, Mobius Management Systems, Inc. and Liquidity Services, Inc.

Ann Fritz Hackett, 52

Director

Ms. Hackett has been President of Horizon Consulting Group, LLC, since 1996. Horizon Consulting Group provides strategic, organizational, and human resources advice to clients. Ms. Hackett has been a director of Capital One since October 27, 2004 and is a director of Capital One, F.S. B. and of Capital One Bank. Ms. Hackett also serves as a director of Woodhead Industries, Inc.

Lewis Hay, III, 50

Director

Mr. Hay has been the Chairman, President and Chief Executive Officer of FPL Group, Inc., an organization focused on energy related products and services, since January 2002. He joined FPL Group, Inc. in 1999 as Vice President, Finance and Chief Financial Officer and became President of FPL Energy, LLC in March 2000. He became CEO of FPL Group in June 2001. He has been a director of Capital One since October 31, 2003 and is also a director of Capital One Bank and Hibernia National Bank.

Pierre E. Leroy, 57

Director

Mr. Leroy served as president of the Worldwide Construction & Forestry Division and the Worldwide Parts Division for Deere & Company until December 2005. Mr. Leroy worked at Deere & Company for over 29 years, 20 of which he spent as an officer, including as Chief Financial Officer of Deere & Company. Mr. Leroy is also a director of Fortune Brands and ACCO Brands. Mr. Leroy became a director of Capital One on September 1, 2005.

Mayo A. Shattuck, III, 51

Director

Mr. Shattuck has been President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, since November 2001 and was elected Chairman of the Board in July 2002. From June 1999 to October 2001, Mr. Shattuck was Co-Chairman and Co-Chief Executive Officer of DB Alex. Brown, LLC and Deutsche Banc Securities, Inc. He has been a director of Capital One since October 31, 2003, and is also a director of the Savings Bank. Mr. Shattuck also serves as a director of Gap, Inc.

Stanley Westreich, 69

Director

Mr. Westreich was President of Westfield Realty, Inc., a real estate development and construction company, from 1965 to 2005. He has been a director of Capital One since July 26, 1994. Mr. Westreich is also a director of Capital One Bank.

Executive Officers

Gregor S. Bailar, 42

EVP, Chief Information Officer

Mr. Bailar joined Capital One in November 2001 as Executive Vice President and Chief Information Officer and is responsible for all technology activities for Capital One’s businesses globally. From December 1997 to October 2001, Mr. Bailar served as Chief Information Officer and Executive Vice President for Operations and Technology for the National Association of Securities Dealers, Inc./The Nasdaq Stock Market. Mr. Bailar is also a director of Digitas, Inc.

J. Herbert Boydstun, 59

EVP, President, Banking

J. Herbert Boydstun joined Capital One in November 2005 when Capital One acquired Hibernia Corporation, of which he had been President and Chief Executive Officer since December 2000. Mr. Boydstun had served as a director of Hibernia Corporation since August 1994. Mr. Boydstun serves as President, Banking for Capital One and as a director and President of Hibernia National Bank.

John G. Finneran, Jr., 56

EVP, Corporate Reputation and Governance, General Counsel and Corporate Secretary

Mr. Finneran joined Capital One in September 1994. He is Executive Vice President, General Counsel and Corporate Secretary and is responsible for overseeing Capital One’s legal department, governmental affairs, enterprise risk management, governance, enterprise customer management, brand and corporate affairs departments. He also oversees Capital One’s internal audit department for administrative purposes.

Larry A. Klane, 45

EVP, Global Financial Services

Mr. Klane joined Capital One in June 2000. He is Executive Vice President, Global Financial Services, responsible for managing Capital One’s domestic diversified businesses, including small business, home loans, installment loans and point of sale, as well as Capital One’s international businesses (U.K. and Canada). He also manages the corporate development function, responsible for acquisitions and other high impact transactions. He serves as President and a director of the Savings Bank.

David R. Lawson, 58

EVP, President and Chief Executive Officer, Capital One Auto Finance

Mr. Lawson joined Capital One in July 1998 when Capital One acquired COAF, then known as Summit Acceptance Corporation, of which he had been President, Chief Executive Officer and a director since March 1995. Since July 1998, Mr. Lawson has served as President, Chief Executive Officer and a director of COAF. From February 2003 to August 2003, he additionally served as Executive Vice President and Chief Financial Officer of Capital One. Mr. Lawson also serves as a director of Pinnacle Packaging, Inc.

Gary L. Perlin, 54

EVP, Chief Financial Officer, Principal Accounting Officer

Mr. Perlin joined Capital One in July 2003 as Executive Vice President and Chief Financial Officer of Capital One. He is responsible for Capital One’s corporate finance, corporate accounting and reporting, planning and financial risk management, treasury and investor relations functions. Mr. Perlin also serves as a director of Hibernia National Bank, Capital One Bank and the Savings Bank. From 1998 to July 2003, Mr. Perlin served as Senior Vice President and Chief Financial Officer of the World Bank.

Peter A. Schnall, 42

EVP, Chief Credit Officer

Mr. Schnall joined Capital One in August 1996. He is Executive Vice President and Chief Credit Officer and has responsibility for overseeing Capital One’s credit risk management function. Prior to his appointment as Chief Credit Officer in October 2002, Mr. Schnall held a series of positions managing several divisions within Capital One’s domestic U.S. credit card business, where he had responsibility for marketing, credit, and portfolio management.

Matthew W. Schuyler, 40

EVP, Chief Human Resources Officer

Mr. Schuyler joined Capital One in April 2002 and has been responsible for Capital One’s human resources and corporate real estate departments since April 2003. As Executive Vice President and Chief Human Resources Officer, Mr. Schuyler oversees Capital One’s people strategy, recruitment efforts, development programs, human capital initiatives and real estate portfolio. From June 2000 to April 2002, Mr. Schuyler was Vice President of Human Resources at Cisco Systems.

Catherine G. West, 46

EVP, President, U.S. Card

Ms. West joined Capital One in March 2000. She is Executive Vice President and President, U.S. Card, and is responsible for Capital One’s credit card product development, marketing, customer relations, collections and recoveries, and customer contact operations in the United States. Ms. West is also President and a director of Capital One Bank.

SECTION III – SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of February 15, 2006, based on Schedule 13G filings submitted to the SEC, Capital One was aware of the following beneficial owners of more than 5% of Capital One’s common stock.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Dodge & Cox (3) 555 California Street, 40th Floor San Francisco, CA 94104	22,603,683	7.5%
Wellington Management Company, LLP (4) 75 State Street Boston, MA 02109	15,075,699	5.0%

(1)	Beneficial ownership is determined by Rule 13d-3(d)(1) under Securities and Exchange Commission (“SEC”) rules and regulations. The information contained in this table is based on Schedule 13G reports filed with the SEC and the ownership interests indicated are current only as of the dates of filing with the SEC, as indicated below.

(2)	All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2005, which was 300,729,855.

(3)	On a Schedule 13G (Amendment No. 2) filed on February 3, 2006, Dodge & Cox reported beneficial ownership as of December 31, 2005 of 22,603,683 shares of Capital One’s common stock as a result of acting as investment advisor registered under Section 203 of the Investment Advisers Act of 1940. All shares reported by Dodge & Cox are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox certified in its Schedule 13G (Amendment No. 2) that the shares of common stock were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(4)	On a Schedule 13G filed on February 14, 2006, Wellington Management Company LLP, reported beneficial ownership as of December 30, 2005 of 15,075,699 shares of Capital One’s common stock as a result of acting as investment adviser registered under Rule 240.13d-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. All shares reported by Wellington Management Company, LLC, in its capacity as investment adviser are owned of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP certified in its Schedule 13G that the shares of common stock were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock, as of January 31, 2006, by our directors and the Named Executive Officers (as defined herein).

	Number of Shares or Units
Name	Common Stock	Unvested Restricted Stock	Stock issuable upon exercise of Options within 60 days	Total Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Richard D. Fairbank	2,317,658	0	5,824,179	8,249,339	(3)	2.74%
Gary L. Perlin	3,838	25,190	108,738	137,766		*
Catherine G. West	17,684	32,946	250,720	301,350		*
John G. Finneran, Jr.	33,669	15,337	54,865	103,871		*
David R. Lawson	20,691	23,056	40,853	117,993	(4)	*
E. R. Campbell	540,869	0	0	911,705	(5)	*
W. Ronald Dietz	5,012	0	116,000	121,012	(6)	*
Patrick W. Gross	7,539	0	163,000	170,539	(7)	*
Ann Fritz Hackett	4,000	0	613	4,613	(8)	*
Lewis Hay, III	0	0	7,466	9,166	(9)	*
Pierre E. Leroy	0	0	0	0	(10)	*
Mayo A. Shattuck, III	0	0	7,466	7,466	(11)	*
Stanley Westreich	371,929	0	184,000	711,929	(12)	*
All directors and executive officers as a group (18 persons)	3,426,923	247,741	7,445,416	11,790,588	(13)	3.92%

*	Less than 0.5% of the outstanding shares of common stock.

(1)	To Capital One’s knowledge, all executive officers and directors beneficially own the shares shown next to their names either in their sole names or jointly with their spouses, unless we have indicated otherwise. The column “Amount and Nature of Beneficial Ownership” includes: (i) shares of common stock; (ii) shares of common stock subject to options (stock options) and (iii)restricted stock held by each person as indicated in the table granted under Capital One’s 1994 Stock Incentive Plan (the “1994 Stock Incentive Plan”), Capital One’s 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”), Capital One’s 1995 Non-Employee Directors Stock Incentive Plan (the “1995 Directors Plan”), Capital One’s 1999 Non-Employee Directors Stock Incentive Plan (the “1999 Directors Plan”) and Capital One’s 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), that are or will become exercisable or that are or will be vested within 60 days of January 31, 2006; and (iii) shares of common stock held by the executive officer under Capital One’s 1994 Associate Stock Purchase Plan or 2002 Associate Stock Purchase Plan (the “Stock Purchase Plans”). Shares of restricted stock have voting rights but not investment power with respect to such shares.

(2)	All percentage calculations are based on the number of shares of common stock issued and outstanding on January 31, 2006, which was 301,106,302.

(3)	Includes 107,502 shares owned by Fairbank Morris, Inc. Mr. Fairbank shares voting and investment power for these shares. Does not include up to 355,410 restricted stock units, which may be issued subject to Capital One’s earnings per share performance relative to its comparator group over the three year period from January 1, 2004 through December 31, 2006 and for which Mr. Fairbank disclaims beneficial ownership.

(4)	Includes 33,393 shares owned by the Lawson Family Trust, for which Mr. Lawson holds voting and investment power. Does not include 11,820 shares held in trust for Mr. Lawson’s family members for which Mr. Lawson disclaims beneficial ownership.

(5)	Includes 181,486 shares owned by Campbell Capital, LLC, 181,486 shares owned by Campbell Capital II, LLC and 7,864 shares owned by the E.R. Campbell Family Foundation for which Mr. Campbell holds voting and investment power. Does not include 920 restricted stock units for which Mr. Campbell disclaims beneficial ownership of the underlying shares until the respective vesting dates.

(6)	Does not include 2,500 restricted stock units for which Mr. Dietz disclaims beneficial ownership of the underlying shares until the respective vesting dates and 910 shares held in trust for Mr. Dietz’s child for which Mr. Dietz also disclaims beneficial ownership.

(7)	Does not include 2,500 restricted stock units for which Mr. Gross disclaims beneficial ownership of the underlying shares until the respective vesting dates.

(8)	Does not include 3,150 restricted stock units for which Ms. Hackett disclaims beneficial ownership of the underlying shares until the respective vesting dates and 5,000 shares held by Ms. Hackett’s spouse for which Ms. Hackett disclaims beneficial ownership.

(9)	Includes 1,700 shares held by the Hay Family Limited Partnership, for which Mr. Hay holds voting and investment power. Does not include 3,340 restricted stock units for which Mr. Hay disclaims beneficial ownership of the underlying shares until the respective vesting dates.

(10)	Does not include 1,500 restricted stock units for which Mr. Leroy disclaims beneficial ownership of the underlying shares until the respective vesting dates.

(11)	Does not include 3,340 restricted stock units for which Mr. Shattuck disclaims beneficial ownership of the underlying shares until the respective vesting dates.

(12)	Includes 156,000 shares held in trust, for which Mr. Westreich is the trustee and ultimate beneficiary. Does not include 2,500 restricted stock units for which Mr. Westreich disclaims beneficial ownership of the underlying shares until the respective vesting dates and 67,590 shares held by Mr. Westreich’s spouse and for which Mr. Westreich disclaims beneficial ownership.

(13)	Includes 7,445,416 shares issuable upon the exercise of options for all directors and executive officers as a group and 247,741 shares of common stock subject to trading restrictions. Does not include the shares set forth in footnotes from (3) to (12) above for which the Named Executive Officers and Directors disclaim beneficial ownership or a total of 95,020 shares held by or in trust for various family members of other executive officers, and for which such executive officers disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2005 each of the reporting persons complied with these filing requirements, except for the following who filed late reports due to administrative errors: Peter A. Schnall, concerning a reload of stock options; John G, Finneran, Jr., concerning the disposition of stock to satisfy certain tax obligations; David R. Lawson, concerning a gift and a disposition of stock to satisfy certain tax obligations; and E. R. Campbell, concerning his total holdings.

Ownership Requirements for Directors

Directors are expected to have a significant financial stake in Capital One. Pursuant to Capital One’s Corporate Governance Principles, Directors are expected to retain all shares of restricted stock or restricted stock units granted by Capital One until their service with the Board ends. The Board will evaluate whether exceptions should be made for any director on whom this requirement would impose a financial hardship. All Board members are in compliance with this requirement.

Ownership Requirements for Officers

In 2005, the Board adopted a standard for members of its Executive Committee, a committee of senior management, to own shares of Capital One stock with a fair market value as of January 1st of each year of at least equal to three times such executive’s base pay, except in the case of the Chief Executive Officer, whose ownership must equal five times his nominal base pay, which, for this purpose, was determined to be $1,000,000 for 2006. Shares that may be used to fulfill this requirement include: shares owned without restriction, unvested restricted stock, shares acquired through the Associate Stock Purchase Plan and shares owned in Capital One’s 401(k) Plan, but not unexercised stock options. Current executives have until January 1, 2007, and any new executives will have two years from their commencement of employment, to meet this standard.

SECTION IV – DIRECTOR COMPENSATION

Director Compensation Principles

The Compensation Committee is responsible for recommending to the Board compensation for directors. Capital One believes that director compensation should be designed in accordance with the following objectives:

•	Attracting and retaining directors capable of fulfilling all the duties and responsibilities of a director and perpetuating the success of Capital One’s business;

•	Fairly compensating directors for the work required in a company of Capital One’s size and scope; and

•	Recognizing the individual roles and responsibilities of the directors.

The Board believes that director compensation should align directors’ interests with the long term interests of Capital One’s stockholders.

Compensation of Directors

Directors of Capital One received the following compensation for the period from the Annual Meeting in April 2005 until the Annual Meeting in April 2006, with the exceptions described below.

Director	Annual Cash Retainer		2005 Equity Award Value (1)	Compensation for Committee Service (2)		Non-Qualified Stock Option Award Value (3)	Total 2005 Compensation
E.R. Campbell (4)		(3)	$78,306		(3)	$36,935	$115,241
W. Ronald Dietz	$70,000		$175,888	$50,000		$0	$295,888
Richard D. Fairbank (*)	$0		$0	$0		$0	$0
Patrick W. Gross		(3)	$175,888		(3)	$131,526	$307,414
Ann Fritz Hackett	$70,000		$175,888	$50,000		$0	$295,888
Lewis Hay, III (5)	$70,000		$175,888	$25,000		$0	$270,888
Pierre E. Leroy (6)		(3)	$119,018		(3)	$76,796	$195,814
Mayo A. Shattuck, III	$70,000		$175,888	$30,000		$0	$275,888
Stanley Westreich		(3)	$175,888		(3)	$89,992	$265,880

(*)	Mr. Fairbank is the only employee director of the Board. Mr. Fairbank receives no compensation for his service as a director. Mr. Fairbank’s compensation as Chief Executive Officer and President is detailed in the section “Officers Compensation”.

(1)	Directors serving on the Board on April 30, 2005 received a grant of 2,500 restricted stock units (“RSUs”) of Capital One common stock under Capital One’s 1999 Non-Employee Directors Stock Incentive Plan (the “1999 Directors Plan”). The units were valuated at $70.355 each, which was the common stock’s fair market value on the date of grant.

The restrictions on the units lapse one year from the date of grant or immediately upon a change of control of Capital One or if termination of service (other than removal for cause) occurs prior to the one-year anniversary of the grant date. Upon lapse of the restrictions on the RSUs (April 2006), delivery of the stock is deferred (and sale or transfer of stock that would be obtained from the RSUs prohibited) until the director’s departure from the Board.

(2)	Compensation for committee service includes retainers for service as chair and/or a member of the committees as described under the heading “Committee Membership” on the “Governance of Capital One” section of this proxy. In 2005, retainers were paid as follows:

Committee	Chair	Member
Audit and Risk	$40,000	$30,000
Compensation	$20,000	$10,000
Governance & Nominating	$20,000	$10,000
Finance and Trust Oversight	$15,000	$10,000

(3)	Within 30 days of the date in which the compensation is calculated for each director based on the length of his or her service, each director is given the opportunity to elect to forego his or her cash retainer from April 2005 or from the commencement of their service, depending on the case, through April 2006 in exchange for a one-time grant of non-qualified stock options with an equivalent Black-Scholes value. Messrs. Campbell, Gross, Leroy, and Westreich elected to forego their cash retainers in and meeting fees favor of such stock options.

As a result, Messrs. Gross and Westreich received 3,800 options and 2,600 options, respectively, on May 31, 2005 with an exercise price of $74.16. Mr. Leroy received 2,100 shares in on September 30, 2005, with an exercise price of $79.345. Mr. Campbell received 1,010 shares on December 15, 2005, with an exercise price of $85.115. All grants were made with an exercise price equal to the fair market value on the date of grant.

The options vest one year from the date of grant or immediately upon a change of control of Capital One or if termination of service (other than removal for cause, as defined in their respective award agreements) occurs prior to the one-year anniversary of the grant date. The options expire ten years from the date of grant. Upon termination from Board service, other than by removal for cause, a director will have five years or the remainder of the remaining full option term, whichever is shorter, in which to exercise vested stock options.

(4)	Mr. Campbell joined the Board on November 15, 2005 and his compensation was prorated based on this start date. Mr. Campbell was granted 920 restricted stock units valuated at $85.115 each on December 15, 2005, which was the common stock’s fair market value on the date of grant.

(5)	Mr. Hay elected to defer $23,750 of his compensation (amounts earned in 2006 through the Annual Meeting) under the 1994 Deferred Compensation Plan. Amounts shown in the table represent pre-deferral compensation.

(6)	Mr. Leroy joined the Board on September 1, 2005 and his compensation was prorated based on this start date. Mr. Leroy was granted 1,500 restricted stock units valuated at $79.345 each on September 30, 2005, which was the common stock’s fair market value on the date of grant.

Other Benefits

Directors also receive reimbursement of their expenses to attend meetings, which on occasion includes expenses of their spouse. They do not receive any additional compensation beyond what is disclosed above other than reimbursement of taxes arising from certain income attributable to them in connection with the expenses related to the optional attendance of a spouse or guest at the Board’s annual strategic offsite meeting. Capital One also offers directors the opportunity to direct up to $10,000 annually to be contributed by Capital One to a charitable organization of their choice. In addition, from time to time, Capital One may give directors tokens of appreciation of nominal financial value, together with a gross-up for related tax liabilities.

Under the 1994 Deferred Compensation Plan, directors who are not employees of Capital One may voluntarily defer all or a portion of their annual fees and receive deferred income benefits. Director’s accounts are credited monthly with an interest equivalent in an amount determined from time to time by Capital One, which was 6.3% in 2005. Directors electing this deferral will begin to receive their deferred income benefits in cash when they cease to serve as directors, or earlier if authorized by the Compensation Committee. Benefits are generally payable in monthly installments beginning within 90 days after retirement and extending no later than the date the individual reaches age 80. If a director dies before he or she receives these benefits, such benefits will be paid to his or her beneficiaries or estates. Upon a change of control of Capital One and unless otherwise indicated by a director, Capital One shall pay to each director within thirty days of the change of control, a lump sum cash payment equal to such director’s account balance as of the date of the change of control.

SECTION V – EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

The following table summarizes compensation awarded to, earned by or paid to our Chief Executive Officer and the other four most highly compensated executive officers for the year ended December 31, 2005 (collectively, the “Named Executive Officers”).

	Annual Compensation										Long-Term Compensation
Name and Principal Position	Year		Salary(1) ($)			Bonus(1) ($)			Other Annual Comp. ($)		Restricted Stock Awards ($)(2)			Securities Underlying Options(#) (2)		All Other Comp. ($)
(a)	(b)		(c)			(d)			(e)		(f)			(g)		(h)
RICHARD D. FAIRBANK, Chairman, Chief Executive Officer and President	2005 2004 2003		$ $ $	0 0 0	(3) (5) (6)	$ $ $	0 0 0	(12) (4) (6)	136,725 206,974 107,287	(8) (8) (8)	$ $ $	0 0 0		573,000 566,000 360,000	(3/10) (10) (5/11)	$ $ $	15,780 22,182 6,960	(12)
GARY L. PERLIN, Executive Vice President, Chief Financial Officer	2005 2004 2003	(4)	$ $ $	501,666 480,000 195,192	(7) (7)	$ $ $	1,100,000 1,132,032 850,800		— — —	(8)	$ $ $	1,507,297 0 669,957	(9) (9)	77,220 0 124,500	(10) (4/11)	$ $ $	10,966 8,506 0	(12)
CATHERINE G. WEST, Executive Vice President, U.S. Card	2005 2004 2003		$ $ $	479,583 420,000 370,000		$ $ $	925,000 637,228 516,763	(6) (6)	— — —	(8)	$ $ $	1,024,805 0 1,626,881	(9) (9)	52,500 0 40,200	(10) (11)	$ $ $	52,838 40,438 37,850	(12)
JOHN G. FINNERAN, JR. Executive Vice President, General Counsel and Corporate Secretary	2005 2004 2003		$ $ $	492,083 465,000 422,083		$ $ $	910,000 681,234 525,722	(6) (6)	— — —	(8)	$ $ $	1,127,915 0 1,231,212	(9) (9)	58,940 5,612 45,000	(10/11) (11) (11)	$ $ $	48,613 37,503 32,852	(12)
DAVID R. LAWSON Executive Vice President, Auto Finance	2005 2004 2003		$ $ $	477,083 450,000 392,500		$ $ $	825,000 699,480 645,750		— — —	(8)	$ $ $	949,243 0 1,467,156	(9) (9)	48,630 0 34,400	(10/11) (11)	$ $ $	48,221 43,003 32,716	(12)

(1)	2005 Salary includes one-time retroactive earnings for December 2004 through February 2005 due to the change in our compensation cycle from October to September to a calendar year cycle (January – December). Bonuses earned and reported for each calendar year are paid during the following calendar year.

(2)	Capital One granted long-term equity incentive awards in March 2005 in connection with executives’ performance from October 2003 to December 2004. Historically, Capital One has measured individual performance from October of the preceding year through September of the current year. As a result annual equity awards have historically been granted in December of each year. In 2005, we aligned our measurement of individual performance with the calendar year. Because of this shift no long-term incentive awards were granted in calendar year 2004 except those granted to our CEO. Some executives, however, were granted reload options made prior to 2003.

(3)	Under a compensation package approved by the Board of Directors on December 20, 2004, Mr. Fairbank agreed to give up his entire salary and all benefits under the Stock Purchase Plans, the Associate Savings Plan (“Savings Plan”) and the Unfunded Excess Savings Plan (“Excess Savings Plan”), plus his potential annual cash incentive and Supplemental Executive Retirement Plan (“SERP”) contribution for the year 2005 in exchange for an award of stock options. See page 31 of the Compensation Committee Report which discusses in greater detail.

(4)	Mr. Perlin joined Capital One in July 2003. The amounts shown reflect his compensation for full years in 2004 and 2005, and compensation, including equity-based awards granted in connection with the initiation of his employment with Capital One, for July 2003 through December 2003.

(5)	Under a compensation package approved by the Board of Directors on November 10, 2003, Mr. Fairbank agreed to give up his entire salary and all benefits under the Stock Purchase Plans, the Associate Savings Plan (“Savings Plan”) and the Unfunded Excess Savings Plan (“Excess Savings Plan”), plus his potential annual cash incentive and Supplemental Executive Retirement Plan (“SERP”) contribution for the year 2004 in exchange for an award of stock options and an award of performance based shares. Under this agreement, in 2003 Mr. Fairbank was granted 360,000 time-based stock options and an award of up to 355,410 performance-based restricted stock units. The award is based on Capital One’s earnings per share growth relative to Capital One’s comparator group from January 1, 2004 through December 31, 2006. Those restricted stock units will vest and be payable in common stock following Mr. Fairbank’s retirement.

(6)	Under a compensation package approved by the Board of Directors on October 18, 2001 (EntrepreneurGrant V), Mr. Fairbank agreed to give up his entire salary and all benefits under the Stock Purchase Plans, the Savings Plan and the Excess Savings Plan, plus all potential annual cash incentives, annual stock option grants and SERP contributions for the years 2002 and 2003 in exchange for an award of stock options. Under this agreement, Mr. Fairbank was granted 2,121,000 long-term stock options with performance-based accelerators and 1,335,000 time-based stock options in 2001. Also under EntrepreneurGrant V, Mr. Finneran and Ms. West elected to forgo up to 50% of their expected annual cash incentives for compensation years 2003 and 2004 in exchange for long-term stock options with performance-based accelerators which were granted in 2001. The amounts shown in this table for Mr. Finneran and Ms. West are cash bonuses awarded, net of amounts foregone. Cash bonuses otherwise payable to Mr. Finneran and Ms. West were reduced for 2004 as follows: Mr. Finneran $265,878 and Ms. West $195,716. Cash bonuses otherwise payable to Mr. Finneran and Ms. West were reduced for 2003 as follows: Mr. Finneran $250,828 and Ms. West $184,637.

(7)	Includes salary deferrals of $250,833 in 2005 and $130,000 in 2004 that Mr. Perlin elected to defer into Capital One’s Voluntary Non-Qualified Deferred Compensation Plan. No other Named Executive Officer participated in the Voluntary Non-Qualified Deferred Compensation Plan during calendar years 2003 through 2005. The Plan is more fully described in “Pension and Other Retirement Plans—General” on page 22.

(8)	Other annual compensation for the years 2003-2005 for Mr. Fairbank consists of the following:

Year	Personal Financial Services	Automobile	Voluntary Health Screening	Security Program
2005	$65,000	$15,535	$1,921	$54,269
2004	$137,386	$15,399	—	$54,189
2003	$52,193	$8,391	—	$46,703

While Mr. Fairbank receives a financial services allowance of $65,000 per year, certain initial set up costs incurred in 2003 were paid in 2004. Mr. Fairbank is provided with a driver for business purposes who also serves as a personal security associate. The amount listed above under “Security Program” includes the costs of a home security and alarm system, plus an estimate of the incremental cost of usage during non-business related activities of the driver and personal security associate assigned to Mr. Fairbank. The company considers these amounts as appropriate business expenses but is disclosing them as compensation pursuant to recent SEC interpretive guidance.

In 2005, the incremental cost to Capital One of personal benefits provided to each of its Named Executive Officers, other than Mr. Fairbank, did not exceed $50,000. Nevertheless, Capital One discloses in this footnote the total incremental cost to the Company of all personal benefits provided to such Named Executive Officers regardless of amount. For the year ended December 31, 2005, other annual compensation for such Named Executive Officers includes the total value of personal financial services allowances, automobile, voluntary health screening and home security and alarm system as follows: Mr. Perlin $12,000; $10,584; $0 and $0, respectively; Ms. West $12,000; $9,903; $0 and $1,075, respectively; Mr. Lawson $12,000; $6,155; $0 and $0, respectively; and, Mr. Finneran $12,000; $15,573; $2,220 and $1,295, respectively.

Additionally, Messrs. Fairbank, Perlin, Finneran, Lawson, and Ms. West are provided office equipment, which Capital One considers a business expense that is not compensation to such officers. Mr. Fairbank is also provided with business use only of Capital One’s leased airplane.

(9)	Amounts for 2005 represent the dollar value of 19,150, 14,330, 12,060, and 13,020 shares of restricted stock awarded in 2005 to Messrs. Perlin, Finneran, Lawson and Ms. West, respectively, pursuant to Capital One’s 2004 Stock Incentive Plan, based on the fair market value (average of high and low stock prices) of Capital One common stock on the date of grant (March 15, 2005) of $78.71 per share. Amounts for 2003 represent the dollar value of 12,080, 22,200, 16,970 and 19,850 shares of restricted stock awarded in 2003 to Messrs. Perlin, Finneran, Lawson and Ms. West, respectively, pursuant to Capital One’s 1994 Stock Incentive Plan, based on the closing market price of Capital One common stock on the date of grant (December 15, 2003) of $55.46 per share. Both Mr. Lawson’s amount and Ms. West’s amount each also represents an additional grant of 10,000 shares of restricted stock awarded in 2003 pursuant to Capital One’s 1994 Stock Incentive Plan, based on the closing market price of Capital One common stock on the last business day immediately preceding the date of grant (June 8, 2003) of $52.65.

As of December 31, 2005, Mr. Perlin held 25,190 shares of restricted stock valued at $2,176,416, Mr. Finneran held 15,337 shares of restricted stock valued at $1,325,117, Ms. West held 32,946 shares of restricted stock valued at $2,846,535, and Mr. Lawson held 23,056 shares of restricted stock valued at $1,992,039 based on the closing market price of Capital One common stock on December 31, 2005 of $86.40 per share. All shares of restricted stock granted on March 15, 2005 vests 25% on March 15, 2006, 25% on March 15, 2007 and 50% on March 15, 2008. All shares of restricted stock granted December 15, 2003 vests 25% on December 15, 2004, 25% on December 15, 2005 and 50% on December 15, 2006. All restricted shares will vest immediately upon a change in control of Capital One or the death, disability or retirement of the grantee. Each of Messrs. Perlin, Finneran, and Lawson, and Ms. West have voting power and are entitled to receive all dividends paid with respect to their shares of restricted stock.

(10)	Includes stock options awarded under the 2004 Stock Incentive Plan.

(11)	Includes stock options and reload stock options awarded under the 1994 Stock Incentive Plan.

(12)	All other compensation consists of the amount of contributions Capital One made under the Stock Purchase Plans and the Savings Plan, credits to the account of the executive under the Excess Savings Plan, Capital One’s payments to cover the premiums for term life insurance policies and the premiums attributable to the term life insurance portion of split-dollar life insurance policies. Split-dollar life insurance policies for all named officers were terminated in March 2004. For 2005, matching company contributions equal to 17.65% of the associate contributions under the Stock Purchase Plans were: Ms. West $12,697. For 2005, Capital One’s contributions to the Savings Plan were: Mr. Finneran $6,300; Mr. Lawson $6,300; and Ms. West $6,300. The amounts of matching credits under the Excess Savings Plan during 2005 were: Mr. Finneran $28,900; Mr. Lawson $29,401; and Ms. West $27,564. For 2005, Capital One paid the following amounts for term life insurance policies or for the term portion of split-dollar insurance policies: Mr. Fairbank $15,780; Mr. Perlin $10,966; Mr. Finneran $13,413; Mr. Lawson $12,520; and Ms. West $6,277. Mr. Fairbank receives term life insurance coverage of $5,000,000. All other named officers receive term life insurance of 2.5 times target cash compensation with a maximum coverage of $5,000,000.

Pension and Other Retirement Plans

General

In 1995, Capital One made a number of changes to its pension and deferred compensation plans. Among the changes were that Capital One stopped the accrual of further pay-based credits to Capital One’s Cash Balance Pension Plan (the “Cash Balance Pension Plan”) and the related excess cash balance pension plan (the “Excess Cash Balance Plan”). Capital One also eliminated the Executive Employees Supplemental Retirement Plan and the ability of executive officers to defer compensation under the 1994 Deferred Compensation Plan.

In May 2004, Capital One implemented the Voluntary Non-Qualified Deferred Compensation Plan for Executives of Capital One (the “VNDCP”). Executives who elect to participate in the VNDCP may defer up to 50% of their salary, and up to 100% of their incentive bonus, into the VNDCP on a tax-deferred basis. The Company contributes the deferrals into a “rabbi trust,” for purposes of paying benefits under the VNDCP. A “rabbi trust” is a special trust for nonqualified deferred compensation plans in which the assets are subject to claims of the company’s general creditors. The Company computes deemed investment gain or loss under the different investment funds available based on the actual investment performance of assets that it has deposited in a grantor trust. Distributions under the VNDCP may be made to Executives according to their respective elected schedule for distribution, or upon termination of employment, change of control, or certain other events. This Plan is in addition to Capital One’s Excess Savings Plan.

Cash Balance Pension Plan and Excess Cash Balance Plan

Before each was amended in November 1995, Capital One offered a Cash Balance Pension Plan and an Excess Cash Balance Plan to all full-time salaried associates and certain executive officers, respectively, of Capital One and its subsidiaries. The Cash Balance Pension Plan is a type of defined benefit plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), under which participants were credited with certain pay-based credits for all annual paid compensation up to the allowable limit under IRS regulations of $150,000, indexed for cost of living increases. The Excess Cash Balance Plan provided additional benefits to participants to the extent benefits under the Cash Balance Pension Plan were restricted because of limitations on allowable compensation imposed by provisions of the Code.

In November 1995, Capital One amended the Cash Balance Pension Plan and the Excess Cash Balance Plan to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest credits continue to be credited on plan balances on a quarterly basis. The estimated annual payouts upon retirement in the Cash Balance Pension Plan and the Excess Cash Balance Plan as of December 31, 2005 are, respectively, $2,668 and $9,851 for Mr. Fairbank; and $1,862 and $1,523 for Mr. Finneran. Since the Cash Balance Pension Plan is an account-based defined benefit plan, years of service are not tracked. These projected benefits assume interest credits under the Cash Balance Pension Plan to be 3.90% credited quarterly and under the Excess Cash Balance Plan to be 5.25% credited monthly.

In lieu of the pay-based credits under the Cash Balance Pension Plan and the Excess Cash Balance Plan, beginning January 1, 1996, Capital One began making automatic contributions equal to 3% of an associate’s eligible compensation to the associate’s account in the Associates Savings Plan (Capital One’s 401(k) plan) and, if applicable, the Excess Savings Plan.

2005 Option Grant Table

The following table sets forth information concerning grants of stock options made to the Named Executive Officers in 2005.

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Associates for the 2005 Fiscal Year(1)		Exercise Price per Share(2)		Expiration Date	Grant Date Value (5)
Richard D. Fairbank	573,000	(3)	25.78%			$87.275	12/19/2015	18,003,087	(a)
Gary L. Perlin	77,220	(6)	3.47%			$78.710	3/14/2015	2,262,965	(b)
Catherine G. West	52,500	(6)	2.36%			$78.710	3/14/2015	1,538,535	(b)
John G. Finneran, Jr.	57,760 1,180	(6) (4)	2.60 0.05	% %	$ $	78.710 84.700	3/14/2015 12/5/2012	1,692,681 33,560	(b) (c)
David R. Lawson	48,630	(6)	2.19%			$78.710	3/14/2015	1,425,123	(b)

(1)	In 2005, Capital One granted a total of 2,241,800 stock options (excludes Hibernia option grants) to 452 employees.

(2)	Equal to the fair market value of the common stock on the date of grant determined on the basis of the average of the high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

(3)	These options were granted in December of 2005 and are time-based options that vest five years from date of grant or earlier upon the optionee’s death, disability or upon a change of control of Capital One. The vesting period for these options continues post-retirement for five years or the remaining option term, whichever is shorter. Options are transferable only to or for the benefit of immediate family members.

(4)	These options are reload options, granted following the exercise of options with a reload feature, that vest six months from date of grant or earlier upon the optionee’s death, disability or retirement or upon a change of control of Capital One and are transferable only to or for the benefit of immediate family members.

(5)	The values determined through the Black-Scholes model reflect discounting to reflect the lack of liquidity due to the option holding requirements and risk of forfeiture. The accounting rules require the Company to use a different Black-Scholes calculation to determine the stock option expense.

(6)	These options were granted in March of 2005 and are time-based options that vest 1/3 annually on the anniversary of the grant, beginning one from the date of grant or earlier upon the optionee’s death, disability or retirement or upon a change of control of Capital One and are transferable only to or for the benefit of immediate family members.

Footnote – Black-Scholes Value Calculation

The grant values for the 2005 Option Grant Table above were calculated using a Black-Scholes option pricing model with the following assumptions.

Footnote	Dividend Yield	Volatility of Expected Market Price of Stock	Risk-free Interest Rate	Discount for Risk of Forfeiture	Expected Option Life (in years)
(a)	0.1237%	31.00%	4.2800%	15%	7
(b)	0.1356%	41.593%	3.72%	10%	5
(c)	0.1275%	31.00%	4.2952%	2.5%	4.8986

2005 Option Exercises and Option Values Table

The following table sets forth information concerning exercises of stock options made by the Named Executive Officers in 2005 and the values of unexercised options held by the Named Executive Officers at 2005 year end.

Name	Shares Acquired on Exercise	Value Realized(1)		Number of Securities Underlying Unexercised Options at 2005 Year End Exercisable / Unexercisable	Value of Unexercised In- the- Money Options at 2005 Year End Exercisable / Unexercisable(2)
Richard D. Fairbank	3,636,560	$249,267,658	(3)	5,824,179 / 2,389,661	$266,557,759 / 39,741,403
Gary L. Perlin	0	$0		82,999 / 118,721	$3,003,340 / 2,095,545
Catherine G. West	101,448	$4,003,335		233,221 / 65,900	$8,588,701 / 807,400
John G. Finneran, Jr.	2,929	$148,120		51,883 / 206,648	$1,839,366 / 4,871,559
David R. Lawson	27,831	$766,513		24,644 / 87,928	$882,560 / 1,552,716

(1)	The value realized is the net value of the shares (market price less the exercise price) received.

(2)	In-the-Money Options are those for which the 2005 year-end market price of the underlying shares of common stock exceeded the exercise price of the option. The value of the In-the-Money Options is the difference between the market price (determined on the basis of the closing sale price as reported by the New York Stock Exchange Composite Transaction Tape on the last business day of 2005) of the common stock ($86.40 per share) and the exercise price of the option multiplied by the number of shares underlying the option.

(3)	The majority of the value realized by Mr. Fairbank were grants issued on September 15, 1995 that were scheduled to expire in 2005. Over this same ten-year period, Capital One’s annualized total shareholder return was 24.6%, or 802% on an aggregate basis. This compares to 13.0% annualized total shareholder return for the S&P financials over the same time period.

Long–Term Incentive Plans—Awards in Last Fiscal Year

There were no long-term incentive award grants made to the Named Executive Officers in 2005.

Company Arrangement with Executive Officers

Employment Agreements

The compensation arrangements with the executive officers encourage their continued employment with Capital One. Consequently, Capital One does not have employment agreements with any its executive officers, except for Mr. Boydstun, who became the president of Capital One’s banking business after the completion of the acquisition of Hibernia Corporation, in which Hibernia National Bank became a subsidiary of Capital One Financial Corporation.

Pursuant to an employment agreement between Mr. Boydstun and Capital One dated as of March 5, 2005, Mr. Boydstun serves as the highest ranking executive in charge of Capital One’s branch banking business. He reports directly to Mr. Fairbank and is a member of the Executive Committee of the Company. Pursuant to such agreement, Mr. Boydstun is entitled to receive a base salary of not less than $700,000; an annual bonus of not less than $600,000; long-term incentives with a target aggregate value of $2.3 million; a SERP benefit and other fringe benefits. Mr. Boydstun also received a lump sum payment to account for any payments he could have received under his prior change of control agreement. In addition, the agreement contains non-solicitation of employees, non-solicitation of customers and non-competition provisions.

Change of Control Employment Agreements

All of the executive officers identified in the Section “Information About Our Directors and Executive Officers,” have change of control employment agreements. The agreements are designed to provide that if a change of control of Capital One occurs, Capital One’s business will continue with minimal disruption because these agreements provide greater employment security to key operational and management executives. A change of control will occur if one or more of the following events take place: (i) an acquisition of 20% (or, if shares are purchased from Capital One, 40%) or more of Capital One’s common stock or the combined voting power of the voting securities by a person or group, (ii) certain changes in the majority of the Board of Directors, (iii) certain mergers involving Capital One, or (iv) the liquidation, dissolution or sale of all or substantially all of Capital One’s assets.

The agreements with Messrs. Fairbank and Finneran provide that, if within three years after the change of control (or within one year prior to and in anticipation of the change of control) they are terminated without cause, or if they voluntarily leave for good reason (which includes leaving for any reason during the 30-day period beginning one year after a change of control), they are entitled to receive (i) their base salary and a pro rata bonus through the date of termination, (ii) a lump sum payment of three times their current annual salary and highest recent bonus, (iii) any deferred compensation and accrued vacation not yet paid and (iv) certain retirement and welfare benefits. Any cash payments attributable to salary or bonus will be net of amounts previously foregone (if any) in exchange for Capital One stock options. The agreements also provide a tax gross-up feature to cover excise or similar taxes (including excise taxes and income taxes imposed upon the gross-up payment) that the officer may have to pay resulting from payments received or options that vest due to a change of control. Since Mr. Fairbank receives no compensation for his service as a director and, as described in detail in footnote (3) to the Summary Compensation Table, he agreed to give up his entire salary and all the benefits for which he is eligible under Capital One’s compensation plans in exchange for equity awards, the independent directors of the Board resolved that Mr. Fairbanks’s nominal salary be one million dollars. All the payments for which Mr. Fairbank is entitled under the change of control agreement should be calculated based on such a nominal salary.

All other executive officers identified in the Section “Information About Our Directors and Executive Officers” have change of control agreements under which, if within two years after the change of control (or within one year prior to and in anticipation of the change of control) they are terminated without cause, or if they voluntarily leave for good reason, they are entitled to receive (i) their base salary and a pro rata bonus through the date of termination, (ii) a lump sum payment of two times their current annual salary and highest recent bonus, (iii) any deferred compensation and accrued vacation not yet paid and (iv) certain retirement and welfare benefits,. Any cash payments attributable to salary or bonus will be net of amounts previously foregone (if any) in exchange for Capital One stock options. The change of control agreements also provide a tax gross-up feature to cover excise or similar taxes (including excise taxes and income taxes imposed upon the gross-up payment) that the officer may have to pay resulting from payments received or options that vest due to a change of control.

All of Capital One’s equity-based awards will vest immediately if a change of control, as defined in the applicable stock incentive plan, occurs.

Copies of all such agreements have been previously filed with the Securities and Exchange Commission and can be found in their website at www.sec.gov.

SECTION VI – EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	11,285,701	(3)	$54.33	(3)	4,313,190	(5)
Equity compensation plans not approved by security holders(2)	15,875,916	(4)	$49.36	(4)	1,420,547	(6)
Total (7)	27,161,617		$51.39		5,799,737

(1)	The following plans have been approved by Capital One stockholders: the 2004 Stock Incentive Plan, the 1994 Stock Incentive Plan, and the 1995 Directors Plan.

(2)	The following plans have not been approved by Capital One stockholders: the 1999 Stock Incentive Plan; the 1999 Directors Plan; the 2002 Non-Executive Officer Stock Incentive Plan (the “2002 Stock Incentive Plan”); and the 2002 Associate Stock Purchase Plan, all of which are described below. Two of these plans, the 1999 Stock Incentive Plan and the 2002 Stock Incentive Plan were terminated in April 2004. In addition, pursuant to the terms of the 1994 Stock Incentive Plan, as initially approved by Capital One’s stockholders on October 28, 1994 and most recently re-approved by Capital One’s stockholders on April 29, 1999, Capital One’s Board of Directors had the right, without further stockholder action, to amend the plan to increase the number of shares of common stock that may be issued under the plan, provided that such increase is not required to be approved by stockholders under the Code. Following stockholder approval of this Plan in 1999, the Board increased by 25,500,000, in the aggregate, the number of shares of common stock that may be issued with respect to awards granted pursuant to the plan. In conjunction with the acquisition of Hibernia in November 2005, Capital One assumed three existing Hibernia stock incentive plans (Hibernia Corporation Long-Term Incentive Plan, Hibernia Corporation 1993 Director Stock Option Plan, and Hibernia Corporation 2003 Long-Term Incentive Compensation Plan). Options outstanding under these plans were converted to Capital One options outstanding and are included in this section. There are no shares available for future issuance under the Hibernia Plans.

(3)	Excludes issued and outstanding shares of restricted stock and includes restricted stock units (which have an exercise price of $0.00).

(4)	Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan; issued and outstanding shares of restricted stock and stock appreciation rights to be settled in cash under the 2002 Stock Incentive Plan; and issued and outstanding shares of restricted stock and stock appreciation rights to be settled in cash under the Board-approved portion of the 1994 Stock Incentive Plan. Outstanding restricted stock units under the 1999 Directors Plan are included, but have an exercise price of $0.00.

(5)	Represents shares available for future issuance under the 2004 Stock Incentive Plan as either stock options, stock appreciation rights, restricted stock, restricted stock units, or incentive stock awards. The 1995 Directors Plan was terminated on April 29, 1999 and the 1994 Stock Incentive Plan was terminated upon stockholder approval of the 2004 Stock Incentive Plan, thus there are no shares available for future issuance under these plans.

(6)	Represents 166,500 shares available for future issuance under the 1999 Directors Plan as either stock options, restricted stock or restricted stock units; and 1,254,047 shares available for future issuance under the 2002 Associate Stock Purchase Plan as discounted shares purchased voluntarily by Capital One associates through regular payroll deductions. The 1999 Stock Incentive Plan and the 2002 Stock Incentive Plan were terminated upon shareholder approval of the 2004 Stock Incentive Plan; thus, there are no shares available for future issuance under these plans.

(7)	As of February 28, 2006, our equity compensation plan (excluding the 2002 Associate Stock Purchase Plan) reflects the following updated information: 25,432,974 outstanding options, with a weighted average price of $51.63 and a term of 5.5 years (none of the outstanding options include dividend equivalents); 2,375,416 shares of unvested restricted stock; 4,392,320 shares available under our 2004 Stock Incentive Plan, of which, no more than 2,895,900 shares can be issued as awards other than stock options or SARs; 166,500 shares available for issuance under the non-employee director plan.

Description of Non-Stockholder Approved Equity Compensation Plans

Set forth below is a brief description of the material features of each Capital One equity compensation plan that was adopted without the approval of Capital One’s stockholders and that had grants outstanding or shares available for issuance as of December 31, 2005.

1999 Stock Incentive Plan

The 1999 Stock Incentive Plan was terminated by the Board per recommendation and previous approval of the Compensation Committee upon the approval by the stockholders of the Corporation of the 2004 Stock Incentive Plan at the last annual meeting in April of 2004. Nevertheless, pursuant to the resolution of the Board, the rights or obligations of any person under any equity-based awards granted under the 1999 Stock Incentive Plan remained in full force and effect under the terms of such plan.

This is a brief description of the material features of the 1999 Stock Incentive Plan that were in effect, in the terms described hereinabove, as of December 31, 2004. The 1999 Stock Incentive Plan was adopted by the Board on April 29, 1999. Under the plan, Capital One had reserved 600,000 shares of Capital One common stock for issuance in the form of non-qualified stock options. The number of shares that were available for issuance under the plan included shares granted under the plan subject to options that expire or otherwise terminate unexercised and shares surrendered by a participant or retained by Capital One in payment of applicable exercise price or tax withholding liabilities.

Stock options could be granted under the 1999 Stock Incentive Plan to all employees and consultants of Capital One. All options granted under the plan to date were granted on April 29, 1999 and expire on April 29, 2009. These options vested immediately upon the optionee’s execution of an intellectual property protection agreement with Capital One. The plan is administered by a committee consisting solely of two or more non-employee directors of Capital One as determined by the Board (the “Committee”).

Currently, no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan. As established in the proposal presented to the stockholders of the Corporation and approved in the 2004 annual meeting, any reload options that the Corporation is obligated to grant upon the exercise of awards from the 1999 Stock Incentive Plan will be granted under the 2004 Stock Incentive Plan and shares of common stock of the Corporation used to pay for the exercise price of options shall be added back to the total number of shares available for issuance of awards under the terms set forth in the 2004 Stock Incentive Plan.

1999 Director Plan

The 1999 Director Plan was adopted by the Board on April 29, 1999, and was most recently amended on September 19, 2002. The plan authorizes a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and restricted stock units to members of the Board who are not otherwise, at the time an award is granted, an employee of Capital One or any subsidiary of Capital One. The number of shares available for issuance under the plan includes shares granted under the plan subject to options that expire or otherwise terminate unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. Shares issued pursuant to the plan are treasury shares. The plan is administered by the Board.

The exercise price of stock options granted under the plan may not be less than the fair market value, as defined in the 1999 Director Plan, of Capital One common stock on the date of grant. The maximum term of each stock option is ten years and vesting schedules are determined at the time of grant. The Board may, in its discretion, grant options that by their terms become fully exercisable upon a change of control, as defined in the 1999 Director Plan.

The Board may award restricted stock to eligible directors. During the restricted period, a director may not dispose of any restricted shares and must forfeit any restricted shares granted to such director, if he or she ceases to be a member of the Board. The Board has the authority to establish the terms and conditions upon which these restrictions will lapse. The Board may also, at any time, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who receives an award of restricted stock shall have all of the rights of a stockholder with respect to the shares subject to the award, including but not limited to the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

The Board may award restricted stock units to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period; any restrictions with respect to an award of restricted stock units and the terms and conditions upon which restrictions, if any, shall lapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation.

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan was terminated by the Board per recommendation and previous approval of the Compensation Committee upon the approval by the stockholders of the Corporation of the 2004 Stock Incentive Plan at the last annual meeting in April of 2004. Nevertheless, pursuant to the resolution of the Board, the rights or obligations of any person under any equity-based awards granted under the 2002 Stock Incentive Plan remained in full force and effect under the terms of such plan.

This is a brief description of the material features of the 2002 Stock Incentive Plan that were in effect, in the terms described hereinabove, as of December 31, 2004. The 2002 Stock Incentive Plan was adopted by the Board on January 17, 2002 and amended on September 19, 2002. Under the 2002 Stock Incentive Plan, 8,500,000 shares of Capital One common stock had been reserved for issuance with respect to the grant of non-qualified stock options, stock appreciation rights, restricted stock or incentive stock. The number of shares that were available for issuance under the plan includes shares subject to options or stand-alone stock appreciation rights granted under the plan that expire or otherwise terminate unexercised, shares forfeited pursuant to restrictions on restricted stock or incentive stock and shares surrendered by a participant or retained by Capital One in payment of the exercise price of an option or applicable tax withholding liabilities. The plan is administered by a committee (the “Committee”) consisting solely of at least two non-employee directors of Capital One.

All employees of Capital One or its subsidiaries that the Committee determined to have contributed to the profit and growth of Capital One were eligible to receive awards under the plan, except for Capital One’s “executive officers” (generally, those subject to Section 16 of the Securities Exchange Act of 1934, as amended).

Currently no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan. As established in the proposal presented to the stockholders of the Corporation and approved in the 2004 annual meeting, any reload options that the Corporation is obligated to grant upon the exercise of awards from the 2002 Stock Incentive Plan will be granted under the 2004 Stock Incentive Plan and shares of common stock of the Corporation used to pay for the exercise price of options shall be added back to the total number of shares available for issuance of awards under the terms set forth in the 2004 Stock Incentive Plan.

2002 Associate Stock Purchase Plan

The 2002 Associate Stock Purchase Plan (the “ASPP”) was adopted by the Board on September 19, 2002. Under the ASPP, Capital One has reserved 3,000,000 shares of Capital One common stock for the purpose of employee purchases. These shares may consist of newly issued shares, treasury shares or shares acquired on the open market. The ASPP is administered by a committee consisting of at least two non-employee directors appointed by the Board.

All current and future employees of Capital One are eligible to participate in the ASPP. Each eligible employee may elect regular, monthly payroll deductions of up to 15% of such employee’s base compensation for that payroll period to be used to purchase shares of Capital One common stock at monthly intervals. Eligible employees may also elect to make a lump-sum cash contribution (provided that the total of the payroll deductions and such contributions for any calendar quarter do not exceed 15% of an employee’s base compensation for such period) to be used to purchase shares at the end of each calendar quarter. The purchase price for all share purchased is equal to 85% of the fair market value of shares of Capital One common stock on the date of purchase. Purchased shares will be held in an investment account established on behalf of each participating employee. Participating employees are entitled to sell the shares held in their accounts at any time, subject to federal securities laws.

SECTION VII – COMPENSATION COMMITTEE REPORT

Compensation Committee’s function

The Compensation Committee (the “Committee”) is appointed by the Board of Directors of Capital One to assist the Board by recommending, managing and monitoring compensation and benefit plans for the Chief Executive Officer and other executive officers.

In this capacity, the Committee oversees Capital One’s executive compensation plans and policies and annually reviews and approves or recommends to all independent directors of the Board all executive officer and senior management compensation decisions including benefits, salaries, short-term incentives and long-term incentives. The Committee’s charter reflects these various responsibilities and the Committee and Board annually review and, if appropriate, revise the charter.

The Committee’s membership is determined by the Board and is composed entirely of directors who meet the independence requirements of the New York Stock Exchange and Capital One’s Corporate Governance Policy. In addition, the Committee has the ability to retain an independent compensation consultant to assist in its reviewing, evaluating, and establishing compensation levels for executive officers and senior management. The consultant also provides the committee with competitive market data and overall guidance on trends and best practices in compensation.

The Committee meets at least quarterly during the year and met 6 times in 2005.

Compensation Philosophy at Capital One

As the Compensation Committee of the Board of Directors, we are committed to designing and implementing an executive compensation program with the following goals:

•	Attract and retain top executive talent, to ensure the ongoing success of our business;

•	Foster an environment where pay is linked to superior performance

•	Strongly link our executives’ rewards with stockholder returns, the achievement of strategic business objectives and key individual performance objectives

•	Ensure that compensation is based on appropriate consideration of both short- and long-term performance.

•	Encourage stock ownership to align the interests of our executives, directors, and associates with the interests of stockholders

To this end, our program is designed to provide total compensation opportunities commensurate with the level of performance we expect from Capital One and its executives. Pay is targeted to be at or above the median of the marketplace with corresponding levels of performance. We define the marketplace as executives with similar roles and responsibilities, in organizations with comparable business purpose and complexity, against which we compete for talent. From time to time, we work with external consultants, independent of management, to ensure that our compensation program continues to meet these standards.

Methodology

The Committee has established, and annually reviews, a group of companies that serves as our point of comparison to the marketplace. This is referred to as the “comparator group.” In 2005, the comparator group consisted of thirty diversified financial institutions, commercial banks and credit card companies. These firms are also included in the indices used to compare stockholder returns over time (See Performance Graph, in Section IX of this proxy).

Using information provided by nationally recognized independent consulting firms, we examine the competitiveness of Capital One’s executive compensation practices and pay levels with respect to the comparator group. This data serves as a primary guide in determining appropriate compensation levels for our executive officers. However, we also consider a number of subjective factors, including:

•	Job scope and level of responsibility;

•	Unique skills and abilities that are critical to the success of Capital One; and

•	Experience and time in position.

We also consider several issues relative to Capital One and its operating environment, including:

•	The need to motivate decisions and behaviors that align with Capital One’s business strategy;

•	The potential dilutive effect on stockholders of any equity awards made under our programs;

•	Regulatory and accounting issues; and

•	The need to protect and enhance Capital One’s capital and liquidity positions over time.

Within this framework, in 2005 the Committee carefully reviewed each component of our executive officers’ current and historical total compensation including base salary, annual cash incentives, equity awards, company contributions to retirement savings plans, and other perquisites and benefits. Additional items reviewed included the accumulated value of prior equity awards both realized and outstanding (potential value), and dividend payments paid on unvested restricted stock. The Committee also reviewed summary statements of estimated payments in separation situations such as retirement and change-in-control.

Compensation Structure

The compensation structure for our executive officers, other than the Chief Executive Officer, consists of base salary, annual cash incentives linked to near-term performance, and long-term incentives linked to growth in stockholder value. Our CEO compensation package is determined each year by the Board under a separate agreement as discussed below.

Base Salary. We annually review compensation survey data from several independent sources to evaluate base salaries. An individual’s salary is positioned and adjusted annually based primarily on an individual’s performance, but also on factors such as scope of responsibility, prior experience and accomplishments, and other individual factors.

Annual Cash Incentives. Executive officers have the opportunity to earn annual cash incentives based on performance. Bonuses are typically paid in cash in March for the prior year’s performance and are based upon our objectives that are reviewed and validated by the Committee.

In 2005, annual cash incentives were based on both company and individual performance. Our primary measurement of company performance was based on Capital One’s annual growth in earnings per share compared to the median annual earnings per share growth of the companies comprising the Standard & Poor’s 500 Financials Index. Over the long run, we believe that sustained earnings per share growth is a key driver of stockholder value for Capital One. In assessing company performance for 2005, in addition to the achievement of earnings per share growth consistent with our operating plan, we considered other performance indicators such as the quality of company earnings, enhancements to governance processes, investments made to strengthen our customer focus, and the achievement of key strategic milestones including the successful acquisition and integration of Hibernia Bank. Based on these factors, actual incentive awards earned for 2005 were generally at 100% of target for the company performance portion of the awards

Long-Term Incentives. The Committee believes it is critical that a significant portion of each executive officer’s total compensation is dependent upon the long-term appreciation of Capital One’s common stock. This is consistent with competitive practices and it reinforces the emphasis on long-term results that we believe is in the best interests of our stockholders. Long-term incentive award amounts are based primarily on an executive’s individual performance, with the ultimate amount realized from these awards dependent on long-term growth in our share price. Our philosophy with regard to the granting of equity is to:

•	Ensure that a significant portion of our senior executive compensation package is linked to the long-term financial success of Capital One shares

•	Weight the distribution of awards toward top performers and individuals with the greatest responsibilities;

•	Monitor the aggregate number of shares underlying equity awards that are granted each year; and

•	Over time, manage total equity awards to achieve acceptable levels of dilution, as compared to peer group and industry norms.

Our long-term awards are typically issued in March and are reflective of performance for the prior year. As such, the awards issued in March 2005 were issued in connection with executives’ performance in 2004. Prior to 2004, annual awards were granted in December of each year. In 2004, we aligned our measurement of individual performance with the calendar year. Because of this shift no annual long-term incentive awards were granted in calendar 2004 except those granted to our Chief Executive Officer (discussed below) to serve as his total compensation for 2005.

Our annual long-term incentive awards to executive officers are typically comprised of stock options and restricted stock issued under the 2004 Stock Incentive Plan. Stock options are issued with an exercise price equal to fair market value on the date of grant and include a three-year ratable vesting schedule. In 2005, the company eliminated the use of reload options with any new stock option grants. Restricted shares are also issued with a three-year (25%/25%/50%) vesting schedule.

In order to provide a more effective long-term incentive program, and to manage the dilutive impact of our stock programs, participants below the senior management level received their 2004 annual long-term incentive awards in higher proportions of restricted stock, rather than stock options, or in the form of Cash Equity Units (CEUs). These CEUs will fluctuate in value in direct correlation with the price per share of Capital One common stock. However, upon vesting participants will receive the commensurate value in cash rather than shares of stock. In this manner, CEUs function like shares of restricted stock, without the associated equity dilution. All long-term incentives require Capital One stock price appreciation in order for employees to realize greater benefit, thus directly aligning employee and stockholder interests.

Capital One granted long-term incentive awards in March 2006 in connection with performance for 2005. Overall, a total of 2,241,800 options were issued with a price of $88.805 to 1,081 employees. Approximately 684,170 shares of restricted stock were issued to 359 employees. Altogether, these grants represent approximately .96% of common shares outstanding.

Perquisites. We provide our executive officers with perquisites that we believe are reasonable, competitive, and consistent with the overall intent of our executive compensation program. These perquisites include: use of a car leased by the company, financial counseling and tax preparation services, supplemental life insurance coverage, a voluntary executive health screening program, and home security and alarm system.

Compensation of the Chairman, Chief Executive Officer and President

On an annual basis, the Committee works with the assistance of an independent compensation consultant to determine the compensation of Mr. Fairbank, Capital One’s Chairman and Chief Executive Officer. The Committee follows a rigorous process in this regard, beginning with the establishment a targeted level of pay competitiveness. To do this, the Committee reviews Capital One’s performance relative to our comparator group of companies along a number of dimensions including earnings per share growth, return on equity, account and asset growth, and other relevant metrics.

The Committee also considers the fact that Mr. Fairbank’s compensation has not traditionally included annual cash compensation, but rather has been generally comprised entirely of long-term equity-based awards. The strong performance-based nature of this type of compensation package is an important factor in determining the appropriate level of market competitiveness to provide.

Finally, the Committee considers Mr. Fairbank’s overall performance as Chairman and CEO, the company’s progress against key strategic imperatives, and the importance of Mr. Fairbank to the company’s ongoing success. From 2004 to 2005, Capital One achieved 8.4% growth in fully diluted earnings per share. For the three-year period ending 12/31/2005, Capital One achieved a 19.6% annualized rate of earnings per share growth. Over the same three-year period, Capital One’s annualized total shareholder return was 43.0%, as compared to a growth rate of 15.6% for the S&P 500 Financials. Based on thorough evaluation of all these factors, the Committee determined that Mr. Fairbank’s total compensation package for 2006 should be targeted at approximately the 75th percentile relative to our comparator companies.

Within this framework, the Committee determined the targeted value of Mr. Fairbank’s total compensation package, using data provided by our independent compensation consultant. The Committee also determined that Mr. Fairbank’s 2006 compensation package should once again be delivered entirely through a long-term equity-based award. The form of this award was determined after careful consideration of several factors, including his accumulated realized and unrealized stock option and performance share gains, the dollar value to Mr. Fairbank and the cost to Capital One of all perquisites and other benefits, and the potential payout obligations to Mr. Fairbank in the event of a change in control.

Since 1997, Mr. Fairbank has elected to forego all of his annual cash compensation (base salary or annual cash incentive) and annual retirement plan contributions and instead receive grants equity compensation. On December 20, 2004, the Committee approved the 2005 total compensation package for Mr. Fairbank. Under this compensation arrangement, Mr. Fairbank received a grant of 566,000 nonqualified stock options with an exercise price of $82.385, which was the fair market value of Capital One’s common stock on the grant date. These options have a five-year “cliff” vesting schedule and will vest in their entirety on December 20, 2009, or upon death, disability or retirement, and will expire 10 years from the date of grant.

On December 20, 2005, the Committee approved the 2006 total compensation package for Mr. Fairbank. Under this compensation arrangement, in lieu of any salary, annual cash incentive, other cash or equity-based long-term incentives, and retirement plan contributions for 2006, Mr. Fairbank received a grant of 573,000 nonqualified stock options. The stock options have an exercise price of $87.275, which was the fair market value of the Company’s common stock on the grant date. These options have a five-year “cliff” vesting schedule and will vest in their entirety on December 20, 2010, or upon death, disability or retirement, and will expire 10 years from the date of grant. Upon retirement by Mr. Fairbank, these options would continue to vest post-retirement with an exercisability period of the shorter of five years from his retirement date, or the remaining term of the options.

After considering several alternatives for structuring Mr. Fairbank’s compensation for 2005 and 2006, the Committee determined that an award of stock options with a five-year “cliff” vesting schedule best aligns the efforts of the Chief Executive Officer with the long-term interests of our stockholders. In addition, by foregoing an annual salary, bonus, and other traditional compensation elements, Mr. Fairbank’s compensation reflects a greater degree of risk and further strengthens his alignment with shareholders. This arrangement reflects the Company’s continued commitment to encourage management decisions that increase Capital One’s value over the long term. The Compensation Committee also believes the 2006 compensation program for Mr. Fairbank is an important component of retaining a successful and highly talented senior executive.

The CEO compensation package also includes certain perquisites in 2005 and 2006. The Committee has reviewed and approved these programs, which are consistent with those provided to similarly situated Chief Executives in the marketplace. The perquisites include executive term life insurance valued at $5,000,000, an annual allowance of $65,000 for financial and tax counseling, a comprehensive annual health screening, the payment of annual fees related to a home security system, provision of a personal security associate/driver and a leased automobile. The Company also provides other programs to support Mr. Fairbank’s productivity as Chief Executive Officer. These include a designated associate to drive Mr. Fairbank for business purposes and ensure his security, the provision of a facsimile machine, printer, and high-speed internet connection for a home office, and the business use of a corporate time-share plane. The Company considers all of these as business-related expenses.

Executive Compensation Governance

The Committee has adopted a number of additional policies which we believe further strengthen the governance of our executive compensation programs. These include:

1. Stock Ownership Requirements. Effective January 1, 2005, we implemented stock ownership requirements for our executive officers, as follows:

Position	Salary Multiple	Time to Attain
CEO	5X	2 years
Executive Committee Members	3X	2 years

A notional base salary of $1 million is used for calculating the CEO’s ownership requirements, as Mr. Fairbank receives no actual base salary as part of his compensation package.

Shares that may be used to fulfill this requirement include: shares owned without restriction, unvested restricted stock, shares acquired through the Associate Stock Purchase Plan and shares owned in Capital One’s 401(k) Plan, but not unexercised stock options. Current executives have until January 1, 2007, and any new executives will have two years from their commencement of employment, to meet this requirement.

2. Prohibition on Repricing of Stock Options. Our long-standing policy is to prohibit the repricing of stock options or any potential stock appreciation right, including the purchase of underwater options with cash. Our 2004 Stock Incentive Plan formalized this prohibition.

3. Elimination of Reload Options. Since 2005, no stock option grants awarded contain reload feature.

4. Dilution and Annual Run-Rate Management. The Committee regularly reviews the overall dilutive impact of our equity compensation programs. Over the past five years, our potential dilution has declined as follows: 28.4% (2001), 26.8% (2002), 20.3% (2003), 15.9% (2004), 10.5% (2005). In these examples dilution is defined as stock options outstanding plus remaining shares available for grant divided by Capital One’s total common shares outstanding, calculated as of the last day of the fiscal year. With the addition of the new shares requested under our 2004 Stock Incentive Plan for which Capital One is seeking stockholder approval (see page 38), our potential dilution will increase approximately 4%. The total number of shares granted in 2005 and 2006 approximated 1.02% and .99 of outstanding common shares at the end of 2005 and on March 3, 2006, respectively. It is our intent to manage annual share grants within a level that is consistent with industry best practices, taking into account Capital One’s unique business context.

Summary

Using information provided by nationally recognized independent consulting firms, we examined the competitiveness of Capital One’s compensation practices and pay levels for our CEO and other executive officers. In addition, based on the information and advice furnished by its consultant, the Committee determined that the compensation provided to the CEO and the other named executive officers is reasonable and not excessive.

Deductibility of Compensation Expenses

Section 162(m) of the Code provides that compensation that is paid to the Chief Executive Officer or to any of the four most highly compensated executive officers (other than the Chief Executive Officer) in excess of $1 million is generally not deductible by Capital One for federal income tax purposes unless it qualifies as “performance-based” compensation. To qualify as “performance-based” under Section 162(m), compensation payments must be made from a plan that is administered by a committee of outside directors and must be based on the achievement of objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals have been achieved.

The Committee has considered the impact of this tax code provision in designing Capital One’s compensation plans. While annual cash incentive amounts were nondeductible in 2005 we believe it is more important to have executive officers focused on the business opportunities afforded by Capital One’s information-based strategies than to use inappropriate measures in the interest of capturing the benefits of the tax deduction. Accordingly, the Committee has and intends in the future to take such steps as it deems reasonably practicable to manage the impact of Section 162(m).

The Compensation Committee	Mayo A. Shattuck, III (Chair)
Patrick W. Gross
Ann Fritz Hackett
Stanley Westreich

The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be soliciting material or filed with the Commission and is not incorporated by reference into any of Capital One’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Capital One in any such filing.

SECTION VIII – AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee’s amended and restated charter was approved by the Committee on January 26, 2005 and by the full Board of Directors on January 27, 2005. A copy of the Audit and Risk Committee’s charter was attached as Appendix A to Capital One’s 2005 proxy statement.

In accordance with its charter, the Audit and Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Capital One’s accounting, auditing, financial reporting, internal controls and risk assessment and management processes. The Audit and Risk Committee’s primary responsibilities can be classified as assisting the Board in monitoring four broad categories:

•	the integrity of Capital One’s financial statements and internal controls;

•	Capital One’s compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of Capital One’s independent auditor and the performance of its internal auditors; and

•	the processes by which management assesses and manages risk.

The Audit and Risk Committee has implemented procedures to ensure that it devotes the attention it deems necessary or appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit and Risk Committee met fourteen times during 2005.

In discharging its oversight responsibility, the Audit and Risk Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditors. The Audit and Risk Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification for Statements on Auditing Standards); has been timely briefed by Ernst & Young as required by Section 204 of the Sarbanes-Oxley Act and Securities and Exchange Commission rules promulgated thereunder; and follows the mandates of the Securities and Exchange Commission’s rules regarding auditor independence. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed Ernst & Young’s independence with Ernst & Young. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit and Risk Committee has approved the inclusion of the audited financial statements in Capital One’s annual report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit and Risk Committee	W. Ronald Dietz (Chairman)
Patrick W. Gross
Ann Fritz Hackett
Pierre E. Leroy

The foregoing Report of the Audit and Risk Committee shall not be deemed to be soliciting material or filed with the Commission and is not incorporated by reference into any of Capital One’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Capital One in any such filing.

SECTION IX – STOCK PERFORMANCE

Performance Graph

The following graph compares cumulative total stockholder return on our common stock with the S&P Composite 500 Stock Index (“S&P 500 Index”) and an industry index, the S&P Financial Composite Index (“S&P 500 Financials Index”), for the period from December 31, 2000 to December 31, 2005. The graph assumes an initial investment of $100 in common stock of the specified securities. The cumulative returns include stock price appreciation and assume full reinvestment of dividends. For purposes of measurement of company performance, however, our primary measurement is based on Capital One’s annual growth in earnings per share compared to the median annual earnings per share growth of the companies comprising the Standard & Poor’s 500 Financials Index. Over the long run, we believe that sustained earnings per share growth is a key driver of stockholder value for Capital One. In assessing company performance, we also consider factors such as the quality of Capital One’s earnings and the achievement of key strategic milestones or transactions. The stock price performance on the graph below is not necessarily indicative of future performance.

	2000	2001	2002	2003	2004	2005
Capital One	100.00	82.13	45.37	93.8	129.07	132.61
S&P 500 Index	100.00	86.96	66.64	84.22	91.79	94.55
S&P 500 Financials Index	100.00	90.84	77.54	101.61	112.69	119.93

SECTION X – ELECTION OF DIRECTORS

Election of Directors (Item 1 on the Proxy Card)

The Board of Directors is divided into three classes. At each annual meeting the term of one class expires. Directors in each class are elected to serve for three-year terms. The elections of directors from 2003 until 2005 are represented in the table below. The table also indicates the tenure of the directors of Capital One’s Board.

Director	Tenure	Last Elected	Expiration of Term
Richard D. Fairbank	Since July 26, 1994	2003	2006
E.R. Campbell	Since November 16, 2005	(*)	2006
W. Ronald Dietz	Since February 28, 1995	2004	2007
Patrick W. Gross	Since February 28, 1995	2005	2008
Ann Fritz Hackett	Since October 28, 2004	2005	2008
Lewis Hay, III	Since October 31, 2003	2004	2007
Pierre E. Leroy	Since September 1, 2005	(*)	2008
Mayo A. Shattuck, III	Since October 31, 2003	2004	2007
Stanley Westreich	Since July 26, 1994	2003	2006

(*)	Messrs. Campbell and Leroy joined Capital One’s Board on November 15, 2005 and September 1, 2005, respectively. Further information about the election of both directors is set forth under “New Directors Elected During 2005” on page 10 of this proxy.

The nominees for re-election this year are:

Richard D. Fairbank	E.R. Campbell	Stanley Westreich

Each has consented to serve a three-year term. Information about the proposed nominees for election as directors, and about each other current director whose term will continue after the Annual Meeting, is set forth under “Information About Our Directors and Executive Officers” of this proxy.

In the event a nominee does not continue to be available for election, the Board may designate a substitute as a nominee. Proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Directors will be elected by a plurality of the votes cast for the election of directors at the meeting. Cumulative voting is not permitted. On December 9, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election for consideration by the Governance and Nominating Committee. The Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether or not to accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. A copy of this policy is attached as Appendix B to this proxy statement. For more information on this policy, see page 47 of this proxy statement.

The Board of Directors recommends you to vote “FOR” each of these director nominees.

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ratification of Selection of Independent Auditors (Item 2 on the Proxy Card)

The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Ernst & Young LLP as independent auditors for 2006. The Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit and Risk Committee’s appointment. If stockholders do not ratify the selection of Ernst & Young LLP, the Audit and Risk Committee will reconsider the appointment of independent auditors.

Capital One has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2005 and 2004 or attributable to Ernst & Young LLP’s Audit of Capital One’s 2005 and 2004 financial statements:

Fees	2005	2004
	(Amounts in millions)
Audit Fees	$5.7	$4.3
Audit-Related Fees	$2.4	$3.0
Tax Fees	$0.0	$1.2
All Other Fees	$0.0	$0.0

Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an Audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax fees include corporate and subsidiary compliance, consulting, international and employee benefit services. All Other fees would include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

The Audit and Risk Committee has reviewed the fees paid to Ernst & Young LLP and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young LLP’s independence. The Audit and Risk Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit and Risk Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit and Risk Committee for further pre-approval. Under the policy adopted by the Audit and Risk Committee, tax fees are limited to 25% of combined Audit and Audit-Related fees, and All Other fees are prohibited. Capital One’s policy, for administrative ease, allows for a $25,000 de minimis exception to the pre-approval procedures; however those services provided must be approved at the next meeting of the Audit and Risk Committee. Additionally, Capital One has established policies to ensure adherence to the Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends you to vote “FOR” the ratification of Ernst & Young LLP as the independent auditors for 2006.

SECTION XII – AMENDED AND RESTATED CAPITAL ONE 2004 STOCK INCENTIVE PLAN

Approval and Adoption of the Amended and Restated Capital One 2004 Stock Incentive Plan

(Item 3 on the Proxy Card)

Early in 2004 the Board of Directors adopted the Capital One Financial Corporation 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan was then submitted for approval at the Annual Stockholders Meeting held on April 29, 2004. The 2004 Plan was approved by our stockholders at the Annual Meeting by a wide margin. As it was originally conceived, the 2004 Plan created a reserve of 8,000,000 shares of Capital One common stock, and the Board committed to issuing no more than 4,000,000 of such shares for awards other than stock options, including restricted stock, performance shares, and other award types permitted under the 2004 Plan.

As planned, the 2004 Plan share reserve was sufficient to cover awards granted through December 2005 and as a result, Capital One needs to increase the reserve of shares under the 2004 Plan so that it may continue to promote the interests of Capital One and its stockholders by strengthening Capital One’s ability to attract, motivate and retain employees and directors upon whose efforts the success and growth of Capital One largely depends. It also allows Capital One to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of Capital One and create value for its stockholders.

Given the success of the 2004 Plan, the Board of Directors of Capital One determined to amend and restate the 2004 Plan instead of creating a new plan. The 2004 Plan provides sound and safe governance and continued alignment with the interests of our stockholders. No repricing, no reloads, minimum three-year vesting for most restricted stock, and clearly defined change-in-control vesting provisions are a few of the features of the 2004 Plan.

This year the Board has adopted, subject to your approval, an amended and restated version of the 2004 Plan (the “Amended and Restated 2004 Plan”) in order to increase the share reserve by an additional 12 million shares, which is anticipated to cover issuances through December 31, 2009, as well as to explicitly set forth corporate governance best practices (already being applied at Capital One), such as not including shares withheld for taxes back into the reserve and not “cashing out” underwater options. Other administrative changes are also proposed to improve the 2004 Plan and are described in detail below.

The material terms of the 2004 Plan are summarized below and are qualified in their entirety by reference to the full text of the 2004 Plan, which is provided as Appendix A to this proxy statement. Because this is a summary, it may not contain all the information that you may consider important, and thus, we encourage you to read the full text of the 2004 Plan. Copies of the 2004 Plan will also be available at your request at the Annual Meeting.

What is new in the Amended and Restated 2004 Plan?

In order to achieve the objectives described above, we are seeking stockholder approval of the amendment and restatement of the 2004 Plan, which provides for the following changes:

Section	Changes

Section 4.1	Increase the number of available shares by 12 million.

Section 4.1(c)	Limit the number of shares available for awards other than stock options to half of the pool of shares.

Section 4.2(b)	Formalize Capital One’s current policy of not adding shares withheld for taxes back into the available pool.

Section 12.1	Add a monetary cap to the incentive pool awards of no more than $10 million per associate.

Section 17.3(b)	Clarify that Capital One will not “cash out” underwater options.

Section 20.19 (new)	Add language to ensure compliance with Section 409A of the Internal Revenue Code regulating on deferred compensation.

The full text of each one of these sections is included in the full version of the Amended and Restated 2004 Plan, which is provided as Appendix A to this proxy.

Summary of Material Provisions of the Amended and Restated 2004 Stock Incentive Plan

Types of Awards. Awards under the Amended and Restated 2004 Plan may be in the form of (i) cash-based awards; (ii) options, which may be incentive stock options, as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”) (which are tax advantageous for the participant but with respect to which Capital One does not receive a deduction) or non-qualified stock options; (iii) stock appreciation rights (“SARs”); (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; (viii) annual incentive pool awards; or (ix) awards based on or related to shares of common stock of Capital One (the “Shares”) not otherwise described in the Amended and Restated 2004 Plan (“Other Stock-Based Awards”) (collectively, “Awards”). Depending upon the type, Awards may be paid in Shares, cash or a combination thereof.

Duration of the Amended and Restated 2004 Plan. The Amended and Restated 2004 Plan will become effective upon stockholder approval. Unless sooner terminated as provided therein, the Amended and Restated 2004 Plan will terminate ten (10) years from the date it becomes effective. After the Amended and Restated 2004 Plan is terminated, no new Awards may be granted but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Amended and Restated 2004 Plan’s terms and conditions.

Shares Available for Awards. The total number of Shares available for issuance under the Amended and Restated 2004 Plan, subject to adjustment in accordance with certain anti-dilution provisions described below, will not exceed an aggregate amount of 20,000,000 Shares (of which 12,000,000 constitute new Shares). Management anticipates that 12,000,000 Shares will be sufficient for new equity Awards to Capital One’s employees, directors and Third Party Service Providers, if any, through December 31, 2009. Subject to the overall plan limit of 20,000,000 Shares, no more than 10,000,000 of such shares can be used for Awards other than stock options, including restricted stock, performance shares, and other Award types permitted under the Amended and Restated 2004 Plan. The remaining 10,000,000 shares are available only for stock options, which have been issued, or are to be issued, at an exercise price at least equal to the fair market value on the date of grant.

Shares covered by an Award will only be counted as used under the authorized Share and Award limits set forth in the Amended and Restated 2004 Plan to the extent they are actually issued and delivered to a participant or such participant’s designated transferee and are not forfeited by the participant and returned to Capital One. Any Shares that are related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, which are forfeited by the participant to Capital One, which are settled in cash in lieu of shares, or which are exchanged with the Compensation Committee’s permission prior to the issuance of Shares for Awards not involving the issuance or delivery of Shares, will be available again for grant under the Amended and Restated 2004 Plan. In addition, except to the extent otherwise required by applicable law, if the exercise price of any option granted under the Amended and Restated 2004 Plan is satisfied by tendering Shares to Capital One, or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered or withheld, if any, will be deemed issued and delivered for purposes of the authorized Share and Award limits set forth in the Amended and Restated 2004 Plan. Any shares withheld to satisfy the tax obligations arising in connection with the exercise of an option, and any shares withheld to satisfy taxes upon the exercise of an SAR or that are not issued upon net settlement of an SAR, will count against the foregoing Share and Award limits set forth in the Amended and Restated 2004 Plan. Additionally, except as otherwise required by applicable law, if the exercise price of any option with a reload feature granted under any of the Prior Plans (a “Prior Option”) (the exercise of which results in the grant of an option under the Amended and Restated 2004 Plan) is satisfied by tendering Shares to Capital One, only the number of Shares issued pursuant to the new option so granted under the Amended and Restated 2004 Plan, net of Shares tendered in payment of the exercise price for the Prior Option, shall be deemed issued and delivered for purposes of the authorized Share and Award limits set forth in the Amended and Restated 2004 Plan. Except to the extent otherwise required by applicable law or stock exchange rules, the maximum number of Shares available for issuance under the Amended and Restated 2004 Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional restricted stock, restricted stock units, performance shares, or Other Stock-Based Awards. The Shares available for issuance under the Amended and Restated 2004 Plan may be authorized and unissued Shares or treasury Shares.

The market value of a Share as of February 27, 2006, the last business day immediately preceding the Record Date of February 28, 2006, was $89.17, which was the average of the high and low price for a Share on such date as reported on the New York Stock Exchange.

Annual Award Limits. The maximum aggregate number of Shares with respect to which options may be granted in any one plan year to any one participant will be 2,000,000, plus the number of Shares under such annual award limit with respect to which options were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares with respect to which SARs may be granted in any one plan year to any one participant will be 2,000,000 plus the number of Shares under such annual award limit with respect to which SARs were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares that may be granted as restricted stock or with respect to which restricted stock units may be granted in any one plan year to any one participant will be 1,500,000 plus the number of Shares under such annual award limit with respect to which restricted stock and restricted stock units were not granted determined as of the close of the previous plan year. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to performance units or performance shares will be 2,000,000 Shares or an amount equal to the value of 2,000,000 Shares, as applicable, plus the number of Shares under such annual award limit with respect to which performance units and performance shares were not granted determined as of the close of the previous plan year. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to cash-based Awards not denominated in Shares may not exceed $10,000,000 or, with respect to cash-based Awards denominated in Shares, an amount equal to the value of 1,500,000 Shares plus the amount under such annual award limit with respect to which cash-based Awards were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted in any one plan year to any one participant will be 1,500,000 plus the number of Shares under such annual award limit with respect to which Other-Stock Based Awards were not granted determined as of the close of the previous plan year.

Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of Capital One), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Capital One, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution to stockholders of Capital One, or any similar corporate event or transaction, the Compensation Committee may substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Amended and Restated 2004 Plan or under certain Awards, the number and kind of Shares subject to outstanding Awards, the exercise or grant price applicable to outstanding Awards, the annual award limits described above and other value determinations applicable to outstanding Awards in order to prevent the dilution or enlargement of the participants’ rights under the Amended and Restated 2004 Plan. The Compensation Committee may also make appropriate adjustments or modifications in the terms of any Awards to reflect such corporate events or transactions, including the modification of performance goals and performance periods. Subject to applicable law, the Compensation Committee is also authorized to issue new Awards or assume awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions it deems appropriate.

Administration. The Amended and Restated 2004 Plan will be administered by the Compensation Committee. The Compensation Committee will have full and exclusive discretionary power to, among other things, select Award recipients, establish all Award terms and conditions, interpret the terms and the intent of the Amended and Restated 2004 Plan and any Award agreement or other agreement or document ancillary to or in connection with the Amended and Restated 2004 Plan, adopt modifications and amendments to the Amended and Restated 2004 Plan or any Award agreement and adopt such rules, regulations, forms, instruments and guidelines for administering the Amended and Restated 2004 Plan as the Compensation Committee may deem necessary or proper. The Compensation Committee may delegate to one or more of its members or to one or more officers or management committees of Capital One (including its subsidiaries and affiliates) or to one or more agents or advisors such administrative duties or powers as it may deem advisable.

To the fullest extent permitted by applicable law and subject to Capital One’s Restated Certificate of Incorporation and Restated Bylaws, neither Capital One nor any member of the Compensation Committee will be liable for any action, omission or determination of the Compensation Committee relating to the Amended and Restated 2004 Plan or any Award, and Capital One will indemnify and hold harmless each member of the Compensation Committee and each other person to whom any duty or power relating to the administration or interpretation of the Amended and Restated 2004 Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability arising out of any such action, omission or determination relating to the Amended and Restated 2004 Plan or any Award.

The Compensation Committee may enter into agreements with third parties, on such terms and conditions as it determines, pursuant to which such third parties may issue Awards to the participants in lieu of Capital One’s issuance thereof or assume the obligations of Capital One under any Awards previously issued by Capital One.

Eligibility. All employees of Capital One, its affiliates and its subsidiaries and members of the Board are eligible to be granted Awards under the Amended and Restated 2004 Plan. Certain individual consultants, agents, advisors and independent contractors who render services to Capital One (“Third Party Service Providers”) are also eligible to participate in the Amended and Restated 2004 Plan. As stated above, participants will be selected by the Compensation Committee, in its sole discretion, from among those eligible. The approximate number of employees and directors eligible to be granted Awards under the Amended and Restated 2004 Plan as of December 31, 2005 were 21,000 and nine, respectively.

In lieu of making Awards directly to employees, directors or Third Party Service Providers, the Compensation Committee may make Awards under the Amended and Restated 2004 Plan through or to a trust or other funding vehicle which then makes Awards to participants or which issues interests in Awards held by it to participants, on such terms and conditions as determined by the Compensation Committee.

General Terms and Conditions of Awards. In general, and subject to the terms and provisions of the Amended and Restated 2004 Plan (including those described below), Awards may be granted to participants on such dates, in such form and number and upon such terms and conditions (including the effect, if any, of a Change of Control, death, Disability or Retirement (as each such term is defined in the Amended and Restated 2004 Plan)) as determined from time to time by the Compensation Committee. Each Award granted will be evidenced by an Award agreement that will specify such terms and conditions. In addition, each participant’s Award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive an Award or to have such Award vest or payout, as applicable, following the termination of such participant’s employment with, or provision of services to, Capital One, its affiliates or subsidiaries, as the case may be.

Except as otherwise provided in the Amended and Restated 2004 Plan, in a participant’s Award agreement or as otherwise determined at any time by the Compensation Committee, no Award granted under the Amended and Restated 2004 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Failure by a participant to comply with any of the terms and conditions of the Amended and Restated 2004 Plan or any Award agreement will be grounds for the cancellation and forfeiture of such Award.

Options. The Compensation Committee may grant to a participant the right to purchase shares in such amounts and upon such terms as the Compensation Committee determines (including in satisfaction of the Company’s obligations pursuant to options with reload features granted under the Prior Plans), subject to the following restrictions. An option may be granted as an ISO or as a non-qualified stock option, as determined by the Compensation Committee and as set forth in any applicable Award agreement. The exercise price per Share will be determined by the Compensation Committee and may be at, above or indexed to, the fair market value of a Share on the date of grant; provided that, in no event will the exercise price per Share be less than 100% of the fair market value of a Share on the date of grant. Options granted under the Amended and Restated 2004 Plan will vest and become exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee; provided that no option will be exercisable later than the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, options granted to participants outside of the United States may have a term of greater than ten (10) years.

The purchase price for the Shares as to which an option is exercised will be paid to Capital One in full at the time of exercise (i) in cash or its equivalent; (ii) in Shares having a fair market value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee; (iii) partly in cash and partly in such Shares; (iv) by a cashless (broker-assisted) exercise; or (v) by any other method approved or accepted by the Compensation Committee. In addition, no existing outstanding options, or future options or SARs will have dividend equivalents.

The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an option granted under the Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

The Compensation Committee is not permitted to grant options containing, or amend options previously granted to include, reload features providing for the automatic grant of options with respect to the number of already owned Shares delivered by the participant to exercise options.

SARs. The Compensation Committee may grant to a participant an SAR independent of an option or in tandem with an option or designated portion thereof at the time the related option is granted or at any time prior to the exercise or cancellation of the related option. The grant price of an SAR that is either granted independently of any options or the exercise of which does not require the forfeiture of any rights under a related option (a “Freestanding SAR”) will be determined by the Compensation Committee; provided that, in no event will the grant price per share be less than 100% of the fair market value of a share on the date of grant. The grant price of an SAR that is granted in connection with a related option and the exercise of which requires the forfeiture of the right to purchase Shares under the related option (a “Tandem SAR”) will be equal to the exercise price of the related option.

The term of an SAR granted under the Amended and Restated 2004 Plan will be determined by the Compensation Committee; provided that no SAR will be exercisable later than the tenth (10th) anniversary of the date of its grant.

Notwithstanding the foregoing, SARs granted to participants outside of the United States may have a term of greater than ten (10) years. Freestanding SARs may be exercised upon whatever terms and conditions are imposed by the Compensation Committee and Tandem SARs may only be exercised with respect to all or part of the Shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.

Upon the exercise of an SAR, the participant will be entitled to receive, with respect to each Share to which such SAR relates, an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the grant price of the SAR. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under the Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, a requirement that the participant hold the Shares received upon exercise of an SAR for a specified period of time.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant to a participant Shares of restricted stock and/or restricted stock units. Restricted stock units are similar to Shares of restricted stock except that no Shares are actually awarded to the participant on the date of grant. The Shares of restricted stock and/or the restricted stock units granted to a participant under the Amended and Restated 2004 Plan will not be transferable until the end of the applicable period of restriction established by the Compensation Committee (and in the case of restricted stock units until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions as specified by the Compensation Committee. The Compensation Committee will impose such other conditions and/or restrictions on any Shares of restricted stock or restricted stock units as it may deem advisable, including a requirement that participant pay a stipulated purchase price for each Share of restricted stock or each restricted stock unit, restrictions based upon achievement of performance goals, service-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or securities market upon which such Shares are listed or traded.

The number of Shares subject to grants of restricted stock or restricted stock units which provide for service-based vesting more rapid than annual pro rata vesting over a three year period and which, as of any date, have vested or are then currently outstanding will not exceed 5% of the maximum aggregate number of Shares authorized for issuance under the Amended and Restated 2004 Plan. Any Awards of restricted stock or restricted stock units providing for vesting upon the attainment of performance goals will also provide for a performance period of at least twelve months.

Generally, Shares of restricted stock will become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of applicable tax withholding obligations) and restricted stock units will be settled in cash, Shares or a combination of cash and Shares, as the Compensation Committee determines.

To the extent permitted or required by law, as determined by the Compensation Committee, participants holding Shares of restricted stock may be granted the right to exercise full voting rights and to receive all dividends and other distributions paid with respect to those Shares during the period of restriction.

Performance Units and Performance Shares. The Compensation Committee may grant performance units and/or performance shares to participants under the Amended and Restated 2004 Plan in such amounts and upon such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant and each performance share will have an initial value equal to the fair market value of a Share on the date of grant. In addition to any non-performance terms set forth by the Compensation Committee, the Compensation Committee will set performance goals which, depending on the extent to which they are met, will determine the value and/or number of performance units or performance shares to be paid out to participants. Participants will be entitled to payment, in the form of cash and/or Shares, equal to the value and number of applicable performance units and performance shares earned by participants over the designated performance period following the end of such performance period.

Cash-Based Awards and Other Stock-Based Awards. The Compensation Committee may grant cash-based Awards and Other Stock-Based Awards to participants, in such amounts and upon such terms and conditions as the Compensation Committee may determine. Other Stock-Based Awards may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions outside of the United States.

Each cash-based Award will specify a payment amount or payment range and each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, each as determined by the Compensation Committee. The Compensation Committee may also establish any performance goals with respect to cash-based Awards or Other Stock-Based Awards, in which case the number and/or value of cash-based Awards or Other Stock-Based Awards that will be paid out to the participant will depend on the extent to which the performance goals (and any other non-performance terms and conditions) are met. Payment with respect to a cash-based Award or Other Stock-Based Award will be made in accordance with the terms of the Award, in cash and/or Shares as determined by the Compensation Committee.

Performance-Based Compensation. The Compensation Committee may grant Awards to participants who at the time of such grant are deemed “covered employees” (as defined in Code Section 162(m) and the regulations thereunder) (“Covered Employees”), that are intended to qualify under the requirements of Code Section 162(m) for deductibility of remuneration paid to Covered Employees.

Performance goals with respect to such Awards must be set by reference to the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales growth; net operating profit; return measures (including, but not limited to return on assets, capital, equity or sales); cash flow (including, but not limited to, operation cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or ratios; margins; operating efficiency; customer or employee satisfaction; capital targets; and consummation of acquisitions, dispositions, projects or other specific events or transactions.

The foregoing performance measures may be used to measure the performance of Capital One, one or more of its subsidiaries or affiliates or one or more of its divisions or units, or any combination of the foregoing and may be compared to the performance of a group of competitor companies or a published or special index or, in the case of Share price, various stock market indices that the Compensation Committee deems appropriate. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures set forth by the Compensation Committee with respect to such Award. The Compensation Committee also has the authority to use any other performance measures in connection with Awards under the Amended and Restated 2004 Plan that are not intended to qualify as performance-based compensation under Code Section 162(m) (or any successor thereto).

In addition, to the degree consistent with Code Section 162(m) (or any successor thereto), the evaluation of performance may include or exclude certain events and extraordinary items as set forth in the Amended and Restated 2004 Plan. The Compensation Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable Award.

Annual Incentive Pool Awards. The Compensation Committee may designate employees, including but not limited to Covered Employees, who are eligible to receive a monetary payment in any plan year based upon a percentage of an incentive pool equal to the greater of (i) 3% of Capital One’s Consolidated Operating Earnings for the plan year, (ii) 20% of Capital One’s Operating Cash Flow for the plan year, and (iii) 5% of Capital One’s Net Income for the plan year (as each such term is defined in the Amended and Restated 2004 Plan). The Compensation Committee will allocate an incentive pool percentage to each participating employee for each plan year; provided that the incentive pool percentage for any one participant may not exceed 50% of the total pool and the sum of the incentive pool percentages for all participants cannot exceed 100% of the total pool. As soon as possible following the determination of the incentive pool for a plan year, the Compensation Committee will calculate each participant’s portion of the incentive pool based upon the percentage established at the beginning of the plan year. The Compensation Committee has the discretion to adjust all such Awards downwards, but in no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents to any participant based on the dividends declared on Shares that are subject to any Award. Such dividend equivalents may be awarded or paid in the form of cash, Shares, restricted stock, restricted stock units or a combination thereof and will be determined by such formula and at such time and be subject to such accrual, forfeiture or payout restrictions or limitations as determined by the Compensation Committee in its discretion.

Deferrals. The Compensation Committee may permit or require (including for purposes of allowing deductiblity under Code Section 162(m)) a participant to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such participant by virtue of the exercise of an option or SAR, the lapse or waiver of restrictions with respect to Shares of restricted stock or restricted stock units, or the satisfaction of any requirements or performance goals with respect to performance shares, performance units, cash-based Awards, Other Stock-Based Awards and annual incentive pool Awards. If any such deferral is required or permitted, the Compensation Committee will establish rules and procedures for such payment or Share delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as performance-based compensation such earnings will be in compliance with Code Section 162(m).

Amendment, Modification, Suspension and Termination. The Compensation Committee may, at any time, alter, amend, modify, suspend or terminate the Amended and Restated 2004 Plan and any Award agreement in whole or in part; provided, however, that, without the prior approval of Capital One’s stockholders, the Compensation Committee will not permit or effect a repricing (within the meaning of generally accepted accounting principles in the United States or any applicable stock exchange rule) of Awards issued under the Amended and Restated 2004 Plan or make any amendment to the Amended and Restated 2004 Plan or an Award if such stockholder approval is required by applicable law.

No termination, amendment, suspension or modification of the Amended and Restated 2004 Plan or an Award agreement will materially adversely affect any Award previously granted under the Amended and Restated 2004 Plan without the written consent of the participant holding such Award. The Compensation Committee may, however, terminate any Award previously granted and any Award agreement relating thereto in whole or in part upon payment of certain consideration (as set forth in the Amended and Restated 2004 Plan) or, in the case of options only, thirty (30) days after an acceleration of exercisability.

The Compensation Committee may authorize the repurchase of any Award by Capital One or a third party at any time for such price and on such terms and conditions as the Compensation Committee may determine, provided that without the prior approval of the Company’s stockholders, the Committee may not permit the repurchase [by the Company] of Options with an Option Price above the Fair Market Value of the Company’s Shares at the time of such repurchase. The Compensation Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events affecting Capital One or financial statements of Capital One or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits to be made available under the Amended and Restated 2004 Plan.

Successors. All obligations of Capital One under the Amended and Restated 2004 Plan with respect to Awards granted thereunder will be binding on any successor to Capital One, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Capital One.

Tax Withholding. The Company may deduct or withhold, or require the participant to remit to Capital One, any taxes due as a result of or in connection with the Amended and Restated 2004 Plan or any Award. Participants may elect, or the Compensation Committee may require, the withholding of Shares to satisfy the participant’s withholding obligations.

Participants Based Outside of the United States. In order to comply with the laws in other jurisdictions in which Capital One, its affiliates or its subsidiaries operate or have employees, directors or Third Party Service Providers, the Compensation Committee will have the power to (i) determine which affiliates and subsidiaries will be covered by the Amended and Restated 2004 Plan, (ii) determine which employees, directors and Third Party Service Providers outside of the United States are eligible to participate in the Amended and Restated 2004 Plan, (iii) modify the terms and conditions of any Award granted to participants outside of the United States to comply with foreign laws, (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable and (v) take any action that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval.

Effect of Stockholder Approval under Code Section 162(m). The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity and cash incentive plan under which compensation paid to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Amended and Restated 2004 Plan has been (and remains) structured in a manner such that Awards under it can, but need not, satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers who is employed as of the end of a fiscal year, such compensation must qualify as “performance-based” under Section 162(m). One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the class of employees eligible to receive compensation under the plan, (ii) a description of the business criteria on which performance goals may be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals or the formula used under a particular business criteria to determine such amount. Each of these aspects of the Amended and Restated 2004 Plan is discussed above and stockholder approval of the Amended and Restated 2004 Plan is intended to constitute approval of each of these aspects of the Amended and Restated 2004 Plan for purposes of the approval requirements of Section 162(m) so that the Compensation Committee may structure each of the Awards so as to qualify as “performance-based” compensation.

Federal Income Tax Consequences. The following is a summary description of the federal income tax consequences generally arising with respect to Awards granted pursuant to the Amended and Restated 2004 Plan.

The grant of an option or SAR will create no tax consequences for the participant or Capital One. A participant will not generally recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable Shares acquired on the date of exercise over the exercise price. Upon exercise of an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Shares received.

Upon a disposition of Shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the Shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO Shares minus the exercise price. Otherwise, a participant’s disposition of Shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in capital gain or loss measured by the excess of the sale price over the participant’s tax basis in such Shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, Capital One will not be entitled to any tax deduction with respect to an ISO if the participant holds the Shares in satisfaction of the ISO holding periods prior to disposition of the Shares.

With respect to Awards other than options and SARs involving the issuance of Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the Shares or other property received at the first time the Shares or other property become transferable or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. Under the Amended and Restated 2004 Plan, a participant may be permitted or required to elect to be taxed at the time of receipt of Shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such Shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the Shares or property on which he or she previously paid tax. In such case, the participant must file any such election with the Internal Revenue Service within thirty (30) days of the receipt of the Shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards other than options and SARs granted under the Amended and Restated 2004 Plan that result in the payment or issuance of cash or Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Shares or other property received. Any deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Code Section 162(m) limits the ability of publicly held companies to deduct compensation paid during a fiscal year to a Covered Employee in excess of one million dollars, unless such compensation qualifies as “performance-based compensation” (as defined in Code Section 162(m)) or meets another exception specified in Code Section 162(m). Generally, Awards granted under the Amended and Restated 2004 Plan may be designed to be deductible by Capital One, without regard to the limit set by Code Section 162(m); however, the Amended and Restated 2004 Plan does permit Awards to be granted that would be subject to such limit and that would not qualify as “performance-based compensation” or meet another exception in Code Section 162(m). In such case, Capital One’s deductions with respect to such Awards would be subject to the limitations imposed by Code Section 162(m).

Awards that are granted, accelerated or enhanced upon the occurrence of a Change of Control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by Capital One and subject to a 20% excise tax by the participant. The Company may agree to compensate a participant by an amount sufficient to offset the effect of any such taxes.

The Board of Directors recommends you to vote “FOR” the proposal to approve and adopt the Capital One Financial Corporation Amended and Restated 2004 Stock Incentive Plan.

SECTION XIII – STOCKHOLDER PROPOSAL

Director Election Majority Vote Standard Proposal (Item 4 on the Proxy Card)

Capital One has been notified that a representative of the United Brotherhood of Carpenters and Joiners of America intends to present the following proposal for consideration at the Annual Meeting:

“Resolved: That the shareholders of Capital One Financial Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement: Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.”

SECTION XIV – CAPITAL ONE STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

Statement in Opposition to Stockholder Proposal: Director Election Majority Vote Standard Proposal

The Board of Capital One opposes this proposal.

This proposal requests that Capital One amend its certificate of incorporation or bylaws to create a majority voting standard for director elections. As noted in the proposal, Capital One, a Delaware company, uses a plurality voting standard, which provides that the nominees who receive the most affirmative votes are elected to serve as Capital One directors. Plurality voting is the default under Delaware law and the standard used by most large public companies that are incorporated in Delaware and elsewhere. Under plurality voting, Capital One stockholders have a history of electing, with at least 95% of the votes cast, strong and independent Boards. The Board believes these votes reflect stockholders’ confidence in the Board and in the governance protections that the Board has implemented, as described on pages 5 to 10 of this proxy statement.

After careful consideration, the Board recommends a vote against this proposal because Capital One has already adopted a policy that the Board believes provides the best structure at this time for responding to stockholder concerns regarding majority voting. On December 8, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election. This offer of resignation will be considered by the Governance and Nominating Committee, a committee composed entirely of independent directors. The Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether to accept or not accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. The director who tenders his or her resignation as set forth above shall not participate in the Committee recommendation or Board action regarding whether to accept such resignation. Capital One’s majority voting resignation policy is attached to this proxy statement as Appendix B.

Last year, Capital One’s stockholders considered a proposal similar to the one offered this year regarding director elections, and did not approve it. The Board nonetheless actively considered the issue of majority voting and ultimately decided to adopt the resignation policy described above. Unlike some companies, Capital One’s certificate of incorporation requires that directors be elected by a plurality of the votes cast by Capital One’s stockholders. Implementing this stockholder proposal would therefore require the Board to recommend and seek stockholder approval of an amendment to Capital One’s certificate of incorporation. Because majority voting raises a number of complicated legal and implementation issues, discussions regarding whether and how companies should implement a majority voting standard have developed rapidly over the last few years and companies’ responses to this governance issue continue to evolve. The American Bar Association Committee on Corporate Laws, for example, has considered and proposed potential state law changes to accommodate a majority voting standard, but has not adopted final recommendations at this time. These or other proposals may lead to changes in applicable Delaware law, which could directly impact any amendments to Capital One’s certificate of incorporation. Based on these and other factors, the Board determined that incurring the expense and effort of seeking stockholder approval to amend Capital One’s certificate of incorporation at this time would be premature and inappropriate.

While the Board believes that Capital One’s current policy is a prudent response to both stockholder concerns and the evolving legal standards governing director elections, the Board also expects to continue to evaluate majority voting in the future. In the meantime, the Board believes its resignation policy is the best structure for Capital One today because it honors Capital One’s commitment to maintaining accountability to its stockholders by providing a means to address the concerns that some stockholders have raised regarding plurality voting, without the significant, costly and possibly premature step of amending Capital One’s certificate of incorporation.

For these reasons, the Board unanimously recommends you to vote “AGAINST” the adoption of this stockholder proposal.

Capital One’s Corporate Secretary will furnish the address and stock ownership of the proponent identified above to any person, orally or in writing as requested, promptly upon receipt of a request therefore.

SECTION XV – OTHER BUSINESS

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2005, including consolidated financial statements, is being furnished along with this proxy to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, may be obtained at the Annual Meeting, at our website at www.capitalone.com under “Investors” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice of Annual Stockholder Meeting. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2007 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials at the 2007 Annual Meeting may do so by following the rules prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November 24, 2006.

Under our bylaws, if you wish to present other business before the stockholders at the 2007 Annual Meeting, or nominate a director candidate, you must give proper written notice of any such business to the Corporate Secretary not before January 29, 2007 and not after February 18, 2007. If the Annual Meeting for 2007 is not within thirty days before or seventy days after April 28, 2007, the anniversary date of this year’s Annual Meeting, you must send notice within ten days following any notice or publication of the meeting. Your notice must include the information specified in our bylaws concerning the business or nominee. Our bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.
Corporate Secretary

March 22, 2006

Appendix A

Capital One Financial Corporation

2004 Stock Incentive Plan

As Amended and Restated as of April 27, 2006

Capital One Financial Corporation

2004 Stock Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. The Company establishes an incentive compensation plan to be known as the 2004 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document, as it may be amended from time to time.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, and Other Stock-Based Awards.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Associates, Directors and Third Party Service Providers of the Company, its Affiliates and Subsidiaries upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no new Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 4.3.

2.3	“Annual Incentive Pool Award” means an Award granted to a Participant as described in Article 12.

2.4	“Associate” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.5	“Award” means, individually or collectively, a grant under the Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.6	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.7	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.8	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.9	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.10	“Change of Control” means:

(i)

The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting

Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

(ii)	Individuals who constituted the Board as of January 1, 2004 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2004 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii)	Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

(iv)	(A) a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

2.11	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.12	“Committee” means the compensation committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.

2.13	“Company” means Capital One Financial Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.14	“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with US generally accepted accounting principles, but shall exclude the effects of Extraordinary Items and (i) gains or losses on the disposition of a business; (ii) changes in tax or accounting regulations or laws; and (iii) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.15	“Covered Employee” means a Participant who, at the time of reference, is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.16	“Date of Grant” means the date on which an Award is granted by the Committee or such later date specified by the Committee as the date as of which the Award is to be effective.

2.17	“Director” means a member of the Board of Directors.

2.18	“Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

2.19	“Effective Date” has the meaning set forth in Section 1.1.

2.20	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21	“Extraordinary Items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under US generally accepted accounting principles.

2.22	“Fair Market Value” or “FMV” means, on any given date, the average of the high and low price for a Share on such date as reported on the New York Stock Exchange (“NYSE”) (or, if NYSE is not open for trading on such date, for the last preceding day on which a Share was traded). In the absence of any such sale, FMV means the average of the highest bid and lowest asked prices of a Share on such date as reported on the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the absence of such average or if Shares are no longer traded on NYSE, FMV shall be determined by the Committee using any reasonable method in good faith. Notwithstanding the foregoing, if the Committee determines in its discretion that another definition of FMV should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement. Such alternative definitions may include a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days. Notwithstanding the foregoing, the definition of FMV used in connection with any Award that is intended to qualify as an ISO under Section 422 of the Code or as Performance-Based Compensation under Section 162(m) of the Code shall be a definition of FMV that satisfies the requirements of such provisions of the Code.

2.23	“Freestanding SAR” means an SAR that is either granted independently of any Options or is granted in connection with a related Option, as described in Article 7, but, in the latter case, the exercise of which does not require forfeiture of any rights under a related Option (or vice versa).

2.24	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due to a Participant upon exercise of the SAR.

2.25	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Associate that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.26	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27	“Net Income” means the consolidated net income before taxes and before discontinued operations, Extraordinary Items and cumulative effect of change in accounting principle, if applicable, for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.28	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.29	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.30	“Option” means an Award granted to a Participant, as described in Article 6.

2.31	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 10.

2.33	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.34	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.35	“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.36	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.38	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.39	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.40	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.41	“Plan” means the Capital One Financial Corporation 2004 Stock Incentive Plan, as it may be amended from time to time.

2.42	“Plan Year” means the calendar year.

2.43	“Prior Plans” means the Capital One Financial Corporation 1994 Stock Incentive Plan, as amended, Capital One Financial Corporation 1999 Stock Incentive Plan and Capital One Financial Corporation 2002 Non-Executive Officer Stock Incentive Plan.

2.44	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.45	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Date of Grant.

2.46	“Retirement” means the termination of employment of any Participant who either (a) has attained his or her 62nd birthday and has served as an employee of the Company, its Affiliates and/or Subsidiaries for at least five (5) consecutive years prior to such termination of employment or (b) has attained his or her 55th birthday and has served as an employee of the Company, its Affiliates and/or Subsidiaries for at least ten (10) consecutive years prior to such termination of employment; unless, in either case, the Committee determines such termination is not a Retirement for purposes of the Plan and/or any Award.

2.47	“Share” means a share of common stock of the Company, $.01 par value per share.

2.48	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.49	“Subsidiary” means any corporation or other entity, whether domestic or foreign, which is consolidated with the Company in accordance with US generally accepted accounting principles.

2.50	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.51	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders bona fide services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Associate or Third Party Service Provider, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participants, the Company, and all other interested persons.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan or any Award, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers or management committees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers or management committees of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Associates to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer or management committee for Awards granted to a Director, an Associate that is considered an Insider or an Associate that is considered a Covered Employee (or who, in the sole determination of the Committee, may become a Covered Employee); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) or management committee(s) may grant and any other restrictions that the Committee may deem appropriate or advisable; and (iii) the officer(s) or management committee(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 No Liability; Indemnity. To the fullest extent permitted from time to time by applicable law, subject to the Company’s Restated Certificate of Incorporation and Restated Bylaws (as each may be amended from time to time), neither the Company nor any member of the Committee shall be liable for any action, omission, or determination of the Committee relating to the Plan or any Award, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any such action, omission or determination relating to the Plan or any Award.

3.5 Third Party Agreements. Notwithstanding any other provision of the Plan (including without limitation Section 20.11 hereof), the Committee may enter into agreements with third parties pursuant to which such third parties may issue Awards to the Participants in lieu of the Company’s issuance thereof or assume the obligations of the Company under any Awards previously issued by the Company, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

3.6 Determination of Termination of Employment or Service. The Committee shall have the authority to determine in its discretion whether a Participant’s placement by the Company, an Affiliate or a Subsidiary on military or sick leave or other authorized leave of absence will be considered a termination of employment or services as a Director or Third Party Service Provider or a continuation of the employment or service relationship.

In addition, the Committee shall have the authority to determine whether to treat the service of a Participant who ceases to be an Associate but continues to be a Director or Third Party Service Provider as a continuation of Participant’s employment relationship or as a termination of employment for purposes of the Plan or any outstanding Award.

Unless the Committee determines otherwise, if a Participant is employed by, or provides services as a Third Party Service Provider to, an entity that ceases to be an Affiliate or a Subsidiary as the result of a corporate event or transaction, for purposes of any Award under the Plan, such Participant shall be deemed to have had his or her employment or services as a Third Party Service Provider terminated by the Company, its Affiliates and Subsidiaries at the time of such cessation.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein:

(a)	The maximum number of Shares available for issuance to Participants under the Plan shall be twenty million (20,000,000).

(b)	Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, in order to comply with the requirements of Code Section 422 and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be:

(i)	twenty million (20,000,000) Shares that may be issued pursuant to Awards in the form of ISOs; and

(ii)	twenty million (20,000,000) Shares that may be issued pursuant to Awards in the form of NQSOs.

(c)	The maximum number of Shares available for issuance for Awards other than Options shall be ten million (10,000,000) Shares.

4.2 Share Usage.

(a)

Shares covered by an Award shall only be counted as used for purposes of Section 4.1 above to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee and are not forfeited by the Participant back to the Company. For purposes of Section 4.1 above, any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are forfeited by the Participant back to the Company, (iii)

are settled in cash in lieu of Shares, or (iv) are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving the issuance or delivery of Shares, shall be available again for grant under the Plan.

(b)	Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if (i) the Option Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or (ii) an SAR is exercised, then only the number of Shares issued, net of the Shares so tendered or withheld, if any, will be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above. In addition, except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if the exercise price of any stock option with a reload feature granted under any of the Prior Plans (a “Prior Option”) (the exercise of which results in the issuance pursuant to the reload feature of an Option under the Plan (a “Reload Option”)) is satisfied by tendering Shares to the Company, only the number of Shares issued pursuant to the Reload Option, net of the Shares tendered in payment of the exercise price for the Prior Option, shall be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above.

(c)	Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, the maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(d)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

4.3 Annual Award Limits. Subject to adjustment as provided in Section 4.4 herein, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)	Options: The maximum aggregate number of Shares with respect to which Options may be granted in the form of Options in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Options with respect to which Options were not granted determined as of the close of the previous Plan Year.

(b)	SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Stock Appreciation Rights with respect to which SARs were not granted determined as of the close of the previous Plan Year.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be granted as Restricted Stock or with respect to which Restricted Stock Units may be granted in any one Plan Year to any one Participant shall be one million five hundred thousand (1,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Restricted Stock and Restricted Stock Units with respect to which Restricted Stock and Restricted Stock Units were not granted determined as of the close of the previous Plan Year.

(d)	Performance Units or Performance Shares: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Performance Units or

Performance Shares shall be two million (2,000,000) Shares, or an amount equal to the value of two million (2,000,000) Shares, as applicable, plus the number of Shares under the Participant’s Annual Award Limit relating to Performance Units and Performance Shares with respect to which Performance Units and Performance Shares were not granted determined as of the close of the previous Plan Year.

(e)	Cash-Based Awards: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Cash-Based Awards not denominated in Shares may not exceed thirty million dollars ($30,000,000) or, with respect to Cash-Based Awards denominated in Shares, an amount equal to the value of one million five hundred thousand (1,500,000) Shares, plus the amount of the Participant’s Annual Award Limit related to Cash-Based Awards denominated in Shares and Cash-Based Awards not denominated in Shares, respectively, with respect to which Cash-Based Awards were not granted determined as of the close of the previous Plan Year.

(f)	Annual Incentive Pool Award. The maximum aggregate amount awarded or credited in any one Plan Year with respect to an Annual Incentive Pool Award shall be determined in accordance with Article 12.

(g)	Other Stock-Based Awards. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one million five hundred thousand (1,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Other Stock-Based Awards with respect to which Other Stock-Based Awards were not granted determined as of the close of the previous Plan Year.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, may substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such corporate events or transactions, changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Committee may authorize under the Plan the issuance of Awards or the assumption of awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable, and any other applicable laws or stock exchange rules.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Associates and Directors. Third Party Service Providers are also eligible to participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

5.3 Trusts and Other Funding Vehicles. Notwithstanding any other provision herein (including without limitation Section 20.11), in lieu of making Awards directly to Associates, Directors or Third Party Service Providers under the Plan, the Committee may make Awards under the Plan through or to a trust or other funding vehicle which in turn makes Awards to Participants or which issues interests in Awards held by it to Participants, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Associates of the Company or of any parent or subsidiary corporation (as permitted by Code Section 422 of the Code and the regulations thereunder). Notwithstanding any other provision of the Plan, the Committee shall not grant Options containing, or amend Options previously granted to include, reload features providing for the automatic grant of Options with respect to the number of already owned Shares delivered by the Participant to exercise Options. Subject to the terms and provisions of the Plan, the Committee may grant Options in satisfaction of the Company’s obligation to issue stock options pursuant to stock options with reload features granted under the Prior Plans.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Date of Grant and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, an Option Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, no Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Limitations on Grant of Incentive Stock Options.

(a)	The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any Plan Year under the Plan and any other stock incentive plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be NQSOs, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(b)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the Option Price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

6.6 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market (not pursuant to any Company plan)); (c) by a combination of (a) and (b); (d) a cashless (broker-assisted) exercise in accordance with procedures approved by the Committee; or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates and/or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10 Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.11 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.12. Substituting SARs. Regardless of the terms of any Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided the substituted SARs call for settlement by the issuance of Shares, and the terms of the substituted SARs and economic benefit of such substituted SARs are at least equivalent to the terms and economic benefit of the Options being replaced.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Any SAR granted in connection with an Option may be granted at the same time as its related Option is granted or at any time prior to the exercise, expiration or cancellation of its related Option.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, a Grant Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; provided, further, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, including a requirement that a Freestanding SAR be exercised only at the same time as a related Option.

7.5. Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR; provided, however, that the Committee may reserve the right to determine the form of such payout at any time subsequent to the grant, at which time it will give notice to the Participant.

7.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Date of Grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each grant of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the Date of Grant, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

8.3 Transferability. Except as provided in the Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise determined at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

The number of Shares subject to grants of Restricted Stock and Restricted Stock Units which provide for service-based vesting more rapid than annual pro rata vesting over a three (3) year period and which, as of any date, have vested or are then currently outstanding shall never exceed a maximum of five percent (5%) of the maximum aggregate number of Shares authorized for issuance in Section 4.1(a). Any Awards of Restricted Stock or Restricted Stock Units providing for vesting upon the attainment of performance goals shall also provide for a Performance Period of at least twelve (12) months.

To the extent deemed appropriate by the Committee, if such certificates are issued at the time of grant, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, if certificates are issued at the time of grant, each such certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of shares of common stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions as set forth in the Capital One Financial Corporation 2004 Stock Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Capital One Financial Corporation.

8.6 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to those Shares during the Period of Restriction. A Participant shall have no such voting or dividend rights with respect to any Restricted Stock Units granted hereunder.

8.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making (or otherwise give the Participant the choice of making) an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant. The Committee may, but is not obligated to, set such performance goals by reference to the Performance Measures set forth in Section 11.1.

9.3 Earning of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any other non-performance terms met.

9.4 Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals (and any other non-performance terms) are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination of both, as the Committee determines.

10.5 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards or to have such Awards vest or payout, as applicable, following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11. Performance Measures

11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than an Annual Incentive Pool Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to goals set by reference to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets or ratios;

(l)	Margins;

(m)	Operating efficiency;

(n)	Customer or Associate satisfaction;

(o)	Capital targets; and

(p)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Any Performance Measure(s) may be used to measure the performance of the Company, a Subsidiary, and/or an Affiliate as a whole or any business unit of the Company, a Subsidiary, and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11. The Committee also has the authority to use any other performance measures in connection with Awards under the Plan that are not intended to qualify as Performance-Based Compensation.

11.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items for the applicable year, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.3 Committee Discretion. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 11.1 and/or make such amendments.

Article 12. Annual Incentive Pool Awards

12.1 Establishment of Incentive Pool. The Committee may designate Associates, including but not limited to Covered Employees, who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) three percent (3%) of the Company’s Consolidated Operating Earnings for the Plan Year, (ii) twenty percent (20%) of the Company’s Operating Cash Flow for the Plan Year, or (iii) five percent (5%) of the Company’s Net Income for the Plan Year. At the beginning of the Plan Year, the Committee shall allocate an incentive pool percentage to each participating Associate for each Plan Year. In no event may (1) the incentive pool percentage for any one participating Associate exceed fifty percent (50%) of the total pool, (2) the sum of the incentive pool percentages for all participating

Associates exceed one hundred percent (100%) of the total pool or (3) the monetary payment for any one participating Associate exceed $10 million.

12.2 Determination of Participating Associates’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each participating Associate’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each participating Associate’s Annual Incentive Pool Award then shall be determined by the Committee based on the participating Associate’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other participating Associate’s allocated portion. The Committee shall retain the discretion to adjust all such Annual Incentive Pool Awards downward and provide for such other terms as it feels necessary or appropriate (including the effect, if any, of a Change of Control, death, Disability or Retirement).

Article 13. Dividend Equivalents.

In the discretion of the Committee, any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award during the period between the date the Award is granted and the date the Award is exercised, vests, pays out or expires. Such dividend equivalents may be awarded or paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion. Dividend equivalents granted with respect to Options or SARs that are intended to be Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Deferrals

The Committee may permit or require (including without limitation, for purposes of deductibility under Section 162(m) of the Code) a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards and Annual Incentive Pool Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment or Share delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as Performance-Based Compensation such earnings shall be in compliance with Code Section 162(m).

Article 16. Rights of Participants

16.1 Employment; Services. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service as a Director or Third Party Service Provider at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any rights arising under the Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, the Plan and any Award hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, the Committee shall not permit or effect a repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of

Awards issued under the Plan; and, provided, further no amendment of the Plan or an Award shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

17.3 Awards Previously Granted.

(a)	Notwithstanding any other provision of the Plan to the contrary (other than the provisos of Section 17.1 regarding shareholder approval), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may terminate any Award previously granted and any Award Agreement relating thereto in whole or in part provided that upon any such termination the Company in full consideration of the termination of (i) any Option outstanding under the Plan (whether or not vested or exercisable) or portion thereof pays to such Participant an amount in cash for each Share subject to such Option or portion thereof being terminated equal to at least the excess, if any, of (a) the value at which a Share received pursuant to the exercise of such Option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar statutory amounts, over (b) the Option Price, or, if the Committee permits and the Participant elects, accelerates the exercisability of such Participant’s Option or portion thereof (if necessary) and allows such Participant thirty (30) days to exercise such Option or portion thereof before the termination of such Option or portion thereof, or (ii) any Award other than an Option outstanding under the Plan or portion thereof pays to such Participant an amount in Shares or cash or a combination thereof (as determined by the Committee in its sole discretion) equal to the value of such Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Award or portion thereof, the lapsing of any restrictions on such Award or portion thereof or the expiration of any deferral or vesting period of such Award or portion thereof) as determined by the Committee in its sole discretion.

(b)	Notwithstanding any other provision of the Plan to the contrary, the Committee may authorize the repurchase of any Award by the Company or a third party at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion, provided, however, that, without the prior approval of the Company’s shareholders, the Committee may not permit repurchase by the Company of Options with an Option Price above the Fair Market Value of the Company’s Shares at the time of such repurchase.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with the Plan or any Award.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of or in connection with an Award granted hereunder, Participants may elect, subject to the approval of the Committee, or the Committee may require the Participant, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Any and all such Participant elections to withhold shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Any and all such Committee requirements to withhold shall either be set forth in the Award Agreement or otherwise communicated to the Participant by notice subsequent to the time of grant and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as determined by the Committee in its discretion), termination of the Participant’s provision of services as a Director or Third Party Service Provider to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	Failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its discretion, may determine.

(c)	Each Participant agrees to reimburse the Company with respect to any Award granted under the Plan (or any award granted under any Prior Plan) to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, as determined by the Board in its discretion.

20.2 Legend. The certificates or book entry for Shares may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Associates, Directors or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Associates, Directors and/or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Associates, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to the Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Except as provided in Section 5.3 herein: (a) Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan; (b) nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person; (c) to the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be; and (d) all payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit or except as the Committee may otherwise determine in its discretion.

20.16 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.17 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company, a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.19 Code Section 409A. Unless otherwise specifically determined by the Committee, other provisions of the Plan notwithstanding, the terms of any Award, including any authority of the Board or Committee and rights of a Participant with respect to the Award, shall be limited to those terms permitted under Section 409A of the Code and any regulations promulgated thereunder, including any successor provisions and regulations, and including any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service (collectively, “Code Section 409A”), and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A; provided, that for purposes of the foregoing, references to a term or event (including any authority or right of the Board or Committee or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Award to be treated as subject to Code Section 409A.

Appendix B

Capital One Financial Corporation

Corporate Governance Principles

Voting For Directors

Any nominee for Director in an uncontested election (i.e. an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Chairman of the Board within 5 business days following certification of the stockholder vote.

The Governance and Nominating Committee shall consider the resignation offer and recommend to the Board whether to accept it. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the reasons why stockholders “withheld” votes for election from the Director, the length of service and qualifications of the Director whose resignation has been tendered and the Director’s contributions to the Company.

The members of the Board will take action on the Committee’s recommendation within 90 days following the submission of the Director’s resignation. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be appropriate. The Company will disclose the Board’s decision and provide a full explanation of its process and the factors it considered within four business days of its decision by way of a filing with the Securities and Exchange Commission. If the Board is unable to reach on decision on a timely basis, it will promptly disclose the reasons therefore. The Board may also elect to delay acceptance of a resignation for a specified period to provide it with an opportunity to address the underlying stockholder concerns, to recruit a new Director or for any other reason it believes appropriate.

To the extent that one or more Directors’ resignations are accepted by the Board, the Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. If the Board does not accept one or more such resignations, it may elect to address the specific stated reasons why stockholders “withheld” votes for election from the Directors at issue or take such other actions that the Board deems appropriate and in the best interests of the Company and its stockholders.

Any Director who tenders his or her resignation as set forth above shall not participate in the Committee recommendation or Board action regarding whether to accept such resignation. If a majority of Committee members tender their resignations, then the remaining independent Directors will consider such resignations and recommend action to the disinterested members of the Board.

B-1

CAPITAL ONE FINANCIAL CORPORATION 1680 CAPITAL ONE DRIVE MCLEAN, VA 22102-3491

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26th, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

In order to reduce the costs incurred by Capital One Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY TELEPHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26th, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Capital One Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT TO US.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     CAPTL1    EEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL ONE FINANCIAL CORPORATION Capital One Financial Corporation Board of Directors recommends a vote: “FOR” Item 1, “FOR” Item 2, “FOR” Item 3 and “AGAINST” Item 4.

Vote on Directors 1. Election of Directors Nominees for the Election of Directors are:	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write such nominee’s name on the line below.
01) Richard D. Fairbank 02) E.R. Campbell 03) Stanley Westreich	☐	☐	☐
Vote on Proposals				For	Against	Abstain

2. Ratification of Ernst & Young LLP as independent auditors of the Corporation for 2006. (The Board recommends a vote FOR this proposal)				☐	☐	☐

3. Approval and Adoption of the Amended and Restated Capital One 2004 Stock Incentive Plan. (The Board recommends a vote FOR this proposal)				☐	☐	☐

4. Stockholder proposal: Director Election Majority Vote Standard. (The Board recommends a vote AGAINST this proposal)				☐	☐	☐

All as more particularly described in Capital One’s Proxy Statement for the Annual Meeting of Stockholders to be held on April 27, 2006, receipt of which is hereby acknowledged.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer indicating such officer’s authority. If executed by a partnership, please sign in partnership name by authorized persons indicating such authority.

Please indicate if you plan to attend this meeting	Yes	No
	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

PROXY

CAPITAL ONE FINANCIAL CORPORATION

Annual Meeting of Stockholders

Thursday, April 27, 2006

10:00 a.m.

Ritz-Carlton Hotel

1700 Tysons Boulevard

McLean, Virginia 22102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation (the “Corporation”), held of record by the undersigned on February 28, 2006, at the Annual Meeting of Stockholders to be held on April 27, 2006, and at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3), AND “AGAINST” ITEM (4), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

(Continued and to be dated and signed on reverse side)